EXHIBIT 2.18
EXECUTION VERSION

CREDIT AND GUARANTY AGREEMENT
Dated as of December 21, 2021
among
JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY
and
JAMES HARDIE BUILDING PRODUCTS INC.,
as the Initial Borrowers,
JAMES HARDIE INTERNATIONAL GROUP LIMITED
and
JAMES HARDIE TECHNOLOGY LIMITED,
as Initial Guarantors,
JAMES HARDIE INDUSTRIES PLC,
as the Initial Parent
HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent,
HSBC CONTINENTAL EUROPE,
as Swing Line Lender,
BANK OF AMERICA, N.A.,
HSBC CONTINENTAL EUROPE
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as L/C Issuers,

and

The Other Lenders Party Hereto

HSBC SECURITIES (USA) INC.,
BofA SECURITIES, INC.,
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunning Managers

BofA SECURITIES, INC.,
and
WELLS FARGO SECURITIES, LLC
as Co-Syndication Agents

U.S. BANK, NATIONAL ASSOCATION
as Documentation Agent
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TABLE OF CONTENTS
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    James Hardie Credit and Guaranty Agreement
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    James Hardie Credit and Guaranty Agreement
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    James Hardie Credit and Guaranty Agreement
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SIGNATURES    S-1

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SCHEDULES
2.01        Commitments and Applicable Percentages
2.03        Existing Letters of Credit
5.05        Existing Material Indebtedness
5.06        Litigation
5.08        Environmental Matters
7.01        Existing Liens
7.03        Existing Indebtedness
7.07        Existing Affiliate Transactions
7.09        Existing Burdensome Agreements
10.02        Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
A        Committed Loan Notice
B        Swing Line Loan Notice
C        Form of Note
D        Compliance Certificate
E-1        Assignment and Assumption
E-2        Administrative Questionnaire
F        Form of U.S. Tax Compliance Certificates

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CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT (this “Agreement”) is entered into as of December 21, 2021, among JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY, a designated activity company duly incorporated under the laws of Ireland (“JHIFDAC” or the “Initial Borrower Agent”) and JAMES HARDIE BUILDING PRODUCTS INC., a corporation duly incorporated under the laws of Nevada (“JHBP” and, together with JHIFDAC, the “Initial Borrowers”, and each an “Initial Borrower”), JAMES HARDIE INDUSTRIES PLC, a public limited company duly incorporated under the laws of Ireland (the “Initial Parent”), JAMES HARDIE INTERNATIONAL GROUP LIMITED, a private limited company duly incorporated under the laws of Ireland (“Initial Holdings”), and JAMES HARDIE TECHNOLOGY LIMITED, an exempt company duly incorporated under the laws of Bermuda (“JHT”, together with Initial Holdings, each an “Initial Guarantor” and, collectively, the “Initial Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), BANK OF AMERICA, N.A., HSBC CONTINENTAL EUROPE and WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuers, and HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, and HSBC CONTINENTAL EUROPE, as Swing Line Lender.
The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:
ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
    “Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA, as applicable, of such Pro Forma Entity (determined as if references to the Consolidated Group, Group or Qualifying Subsidiary, as applicable, in the definition of the term “Consolidated Adjusted EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” and “QS Adjusted EBITDA”, as applicable.
“Act” has the meaning specified in Section 11.18.
“Additional Commitment Lender” has the meaning specified in Section 2.17(d).
“Administrative Agent” means HSBC Bank USA, National Association, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

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“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Agent and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“AFFA” means (i) the Amended and Restated Final Funding Agreement dated as of November 21, 2006 (as amended prior to the Closing Date and as further amended from time to time) among AICF, James Hardie Industries N.V., and the Performing Subsidiary party thereto from time to time, and the State of New South Wales together with (ii) the Amending Agreement—Parent Guarantee dated as of June 23, 2009 among AICF, the State of New South Wales and the Parent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit and Guaranty Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning specified in Section 11.19.
“AICF” means Asbestos Injuries Compensation Fund Limited in its personal capacity and as trustee for the Asbestos Injuries Compensation Fund.
“AICF Payments” means amounts paid by any member of the Consolidated Group (x) to the Performing Subsidiary in connection with the Performing Subsidiary’s payments to AICF pursuant to the terms of the AFFA (including, for the avoidance of doubt, amounts paid in respect of intercompany obligations from time to time owed by a member of the Consolidated Group to the Performing Subsidiary) or (y) under any Guarantee in connection therewith.
“Alternate Applicable Rate” means a per annum rate equal to:
(a)    with respect to the Commitment Fee, 0.25%;
(b)    with respect to LIBOR Loans and Letters of Credit, 1.50%; and
(c)    with respect to Base Rate Loans, 0.50%.

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“Anti-Terrorism Laws” means the Executive Order No. 13224 (effective September 24, 2001), the Act, the Money Laundering Control Act of 1986, the laws comprising or implementing the Bank Secrecy Act, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and any other applicable Laws concerning or relating to terrorism financing or money laundering.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time unless the Alternate Applicable Rate shall apply in accordance with Section 2.08(b), the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth below:

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	LIBOR Loans and Letters of Credit	Base Rate Loans
1	≤0.75:1	0.200%	1.250%	0.250%
2	>0.75:1 but <1.50:1	0.250%	1.500%	0.500%
3	>1.50:1 but <2.50:1	0.300%	1.750%	0.750%
4	>2.50:1	0.350%	2.000%	1.000%

Subject to clause (ii) of the succeeding paragraph, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the earlier of (i) the first day of the next Interest Period beginning after the date a Compliance Certificate is delivered pursuant to Section 6.02(a) or (ii) 30 days after the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (i) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b); provided that in no event shall any Applicable Rate be less than 0.00% and (ii) Pricing Level 2 shall apply from the Closing Date until the date of delivery of the first Compliance Certificate pursuant to Section 6.02(a).

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means HSBC Securities (USA) Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners.
“Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person.
“Asset Disposition” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Initial Parent and its Subsidiaries for the fiscal year ended March 31, 2021 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Initial Parent and its Subsidiaries, including the notes thereto.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means the highest of (x) the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (y) 1/2 of 1% in excess of the overnight Federal Funds Rate, and (z) LIBOR for an interest period of one month plus 1.00%; provided that notwithstanding the foregoing, if the Base Rate would otherwise be less than zero, the Base Rate shall instead be deemed for all purposes of this Agreement to be zero.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:

(1)    For purposes of clause (i) of Section 3.03(b), the first alternative set forth below that can be determined by the Administrative Agent:

(a)    the sum of: (i) Term SOFR and (ii) 0.10% (10 basis points) for an Available Tenor of one-month’s duration, 0.15% (15 basis points) for an Available Tenor of three-months’ duration, and 0.25% (25 basis points) for an Available Tenor of six-months’ duration, or
(b)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (i) of Section 3.03(b); and
(2)    For purposes of clause (ii) of Section 3.03(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower Agent as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

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provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

    “Beneficial Ownership Regulation” means 31 C.F.R. Sec. 1010.230.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of directors or managers, manager or managing member of such Person, (c) in the case of any partnership, the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower Agent” means the Initial Borrower Agent or any successor obligor to its obligations under this Agreement pursuant to the provisions of Section 7.04.

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“Borrowers” means the Initial Borrowers or any successor obligors to their respective obligations under this Agreement pursuant to the provisions of Section 7.04.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBOR Loan, means any such day that is also a London Banking Day.
“Capital Stock” means:
(a) in the case of a corporation, corporate stock;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Consideration” has the meaning specified in Section 7.05(a)(2).
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements entered into by and between any Loan Party and any Cash Management Bank.
“Cash Management Bank” means any Lender or an Affiliate of a Lender that enters into a Cash Management Agreement in its capacity as a party to such Cash Management Agreement or any other Person that was a Lender or an Affiliate of a Lender when the applicable Cash Management Agreement was entered into.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(a) any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes, directly or indirectly, the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Parent, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Parent immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner (a “Permitted Parent”) or (ii) any merger or consolidation of the Parent with or into any “person” or “group” (a “Permitted Person”) or Subsidiary of a Permitted Person, in each case, if immediately after such transaction no “person” or “group” is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person;
(b) the Parent ceases to own, directly or indirectly, 100% of the voting power of the Voting Stock of any Loan Party; or
(c) any “Change of Control” under and as defined in the Indenture.
For purposes of this definition and any related definition to the extent used for purposes of this definition, a “person” or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading titled ‘Commitment’ or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

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“Commitment Fee” has the meaning specified in Section 2.09(a).
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including email delivery or any other form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Group, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) Consolidated Net Income; (b) Consolidated Interest Expense; (c) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) Consolidated Depreciation and Amortization Expense; (e) Consolidated Non-cash Charges; less (2) non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; provided, that the calculation of Consolidated Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Consolidated Adjusted EBITDA. In addition:
(1) there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Consolidated Group during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

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(2) there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by any member of the Consolidated Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“Consolidated Depreciation and Amortization Expense” means with respect to the Consolidated Group for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Consolidated Group and its Restricted Subsidiaries for such period on a consolidated basis and otherwise in accordance with GAAP.
“Consolidated Group” means the Parent, Holdings, each Loan Party and their Restricted Subsidiaries; provided that the Consolidated Group shall exclude, for the avoidance of doubt, (a) any Unrestricted Subsidiary and (b) any Excluded Entity.
“Consolidated Income Tax Expense” means, with respect to the Consolidated Group for any period the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Consolidated Group and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of Consolidated Adjusted EBITDA for the most recently ended four fiscal quarter period ended immediately prior to such date of determination for which consolidated financial statements are available to Consolidated Interest Expense for such period.
“Consolidated Interest Expense” means, for any period, the interest expense of the Consolidated Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“Consolidated Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness consisting of third party indebtedness for borrowed money (including any Loans and Unreimbursed Amounts, in each case then outstanding), and third party obligations evidenced by promissory notes or similar instruments (less any unrestricted cash and cash equivalents to the extent not constituting Excluding Amounts) of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

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“Consolidated Net Income” means, for any period, the consolidated Net Income (or loss) of the Consolidated Group for such period as determined in accordance with GAAP. Consolidated Net Income for such period of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by such Unrestricted Subsidiary to a Consolidated Group member in respect of such period.
“Consolidated Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Net Debt of the Consolidated Group as of the last day of the most recently ended four fiscal quarter period ended immediately prior to such date of determination for which consolidated financial statements are available to (b) Consolidated Adjusted EBITDA of the Consolidated Group for such period.
“Consolidated Net Tangible Assets” means, in each case, with respect to the Consolidated Group the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for Indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, in accordance with GAAP would be included on a consolidated balance sheet of the Consolidated Group; provided, that the calculation of Consolidated Net Tangible Assets shall exclude, to the extent otherwise included therein, any Excluded Amounts.
“Consolidated Non-cash Charges” means, with respect to the Consolidated Group for any period, the aggregate noncash expenses of the Consolidated Group and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Restricted Subsidiary” has the meaning specified in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” and “QS Adjusted EBITDA”, as applicable.

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“Converted Unrestricted Subsidiary” has the meaning specified in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” and “QS Adjusted EBITDA”, as applicable.
“Corporate Ratings” means the Borrower Agent’s or Holdings’, as applicable, long-term senior unsecured non-credit enhanced rating from the Ratings Agencies.
“CRD IV” means EU CRD IV and UK CRD IV.
“Credit Extension” means each Borrowing and each L/C Credit Extension.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower Agent, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), or

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(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Agent, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to a certificate signed by a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or cash equivalents in compliance with Section 7.05.
“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA, as applicable of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Consolidated Group, the Group or the Qualifying Subsidiary, as applicable, in the definition of each of the terms “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” or “QS Adjusted EBITDA”, as applicable (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

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“Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(a) any shares of capital stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary);
(b) all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary; or
(c) any other assets of Holdings or any Restricted Subsidiary outside of the ordinary course of business of Holdings or such Restricted Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be a Disposition:
(1) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary, including through any Permitted Reorganization;
(2) for purposes of Section 7.05 only, a disposition of all or substantially all the assets of Holdings and the Loan Parties, taken as a whole, in compliance with Section 7.04;
(3) a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Entity in a Qualified Receivables Transaction;
(4) the license, sublicense or cross-license of Intellectual Property or other intangibles;
(5) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7) the granting of security interests not prohibited by Section 7.01;
(8) the disposition by Holdings or any of its Restricted Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in Holdings’ reasonable judgment, are no longer used or useful in the business of Holdings or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of Holdings or its Restricted Subsidiaries;
(9) a Restricted Payment that does not violate Section 7.06 or any Investment by Holdings or a Restricted Subsidiary that does not constitute a Restricted Payment;

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(10) any exchange of assets for assets (including a combination of assets) (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of Holdings and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a fair market value in excess of (a) $75.0 million shall be evidenced by a certificate signed by a Responsible Officer and (b) $150.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of Holdings; provided that Holdings may apply any cash or cash equivalents received in any such exchange of assets pursuant to Section 2.05(a);
(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12) the issuance by Holdings or a Restricted Subsidiary of preferred stock or any convertible securities;
(13) any sale of assets received by Holdings or any Restricted Subsidiary upon foreclosure on a security interest;
(14) the unwinding of any Hedging Obligations (including sales under forward contracts);
(15) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;
(16) the lease or sublease of office space;
(17) the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(18) dispositions of property pursuant to casualty events;
(19) a single transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined in good faith by Holdings) of less than $50.0 million; and
(20) any sale or disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Maturity Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute

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Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer to redeem such Equity Interests upon the occurrence of a change of control or a Disposition (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Equity Interests if (a) any rights of the holders as a result of a change of control or Disposition do not arise prior to the 91st day after the Maturity Date or (b) shall be subject to the prior repayment in full of the Loans and termination of all Commitments under this Agreement.

“Dollar” and “$” mean lawful money of the United States.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower Agent to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)    the joint election by the Administrative Agent and the Borrower Agent to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA) which is or within the past six years was sponsored, maintained or contributed to by, or required to be contributed to by, any Borrower or any of their Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into, or exchangeable for, such shares or other interests in such Person.
“Equity Offering” means a public or private sale for cash of common stock of Holdings (or any direct or indirect parent company of Holdings to the extent the net cash proceeds therefrom are contributed to Holdings), other than (i) public offerings with respect to common stock of Holdings (or such parent) registered on Form F-4, Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of Holdings.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any other Person that, together with that

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Person, would be deemed to be a “single employer” within the meaning of Section 414(m) or (o) of the Code.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the thirty (30)-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any liability therefor under Title IV of ERISA, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) a Pension Plan becomes subject to the at-risk requirements in Section 303 of ERISA or Section 430 of the Internal Revenue Code or (j) the incurrence of liability or the imposition of a Lien pursuant to Section  430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.
“Erroneous Payment” has the meaning specified in Section 9.11(a).
“Erroneous Payment Assigned Amount” has the meaning specified in Section 9.11(f).
“Erroneous Payment Assigning Lender” has the meaning specified in Section 9.11(d)(i).
“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.11(d)(i).
“Erroneous Payment Impacted Class” has the meaning specified in Section 9.11(d)(i).
“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.11(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.11(e).
“ESG Amendment” has the meaning specified in Section 2.18(a).

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU CRD IV” means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(b)    the capital requirements specified in (A) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and (B) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Amounts” means with respect to any Person and its Restricted Subsidiaries, without duplication, the total amount of (i) asbestos-related liabilities, assets, income, gains, losses and charges other than AICF Payments, (ii) AICF selling, general & administrative expenses, (iii) ASIC-related expenses, recoveries and asset impairments and (iv) New Zealand product liability expenses incurred by such Persons for such period on a consolidated basis and otherwise in accordance with GAAP.
“Excluded Entities” means AICF (and Asbestos Injuries Compensation Fund Limited in its personal capacity) and each of the following entities: (i) Amaba Pty Limited (CAN 000 387 342), (ii) Amaca Pty Limited (ACN 000 035 512), (iii) ABN 60 Pty Limited (ACN 000 009 263), and (iv) Marlew Mining Pty Limited (formerly known as Asbestos Mines Pty Limited) (ACN 000 049 650).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Commitment or Letter of Credit pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Commitment or Letter of Credit (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. . For the avoidance of doubt, the term “Lender” includes any L/C Issuer.
“Existing Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement dated as of December 13, 2017 among the Initial Borrowers, the Initial Parent, the Initial Guarantors, HSBC Bank USA, National Association, as administrative agent,

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Wells Fargo Bank, National Association, as the L/C issuer, HSBC Bank plc, as the swing line lender, and the lenders from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Existing Letter(s) of Credit” means those Letters of Credit set forth on Schedule 2.03.
“Existing Maturity Date” has the meaning specified in Section 2.17(a).
“Extended Maturity Date” has the meaning specified in Section 2.17(a).
“Extension Request” has the meaning specified in Section 2.17(a).
“Facility” means the Commitments and the extensions of credit made in respect thereof by the Lenders.
“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation adopted pursuant to such published intergovernmental agreements.
“FCA” has the meaning specified in Section 3.03(b)(i).
“FCPA” has the meaning specified in Section 5.13.
“Federal Funds Rate” means, for any day, the rate published for such day (or, if such day is not a Business Day, published for the immediately preceding Business Day) by the Federal Reserve Bank of New York for overnight Federal funds transactions with members of the Federal Reserve System, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that notwithstanding the foregoing, if the Federal Funds Rate would otherwise be less than zero, the Federal Funds Rate shall instead be deemed for all purposes of this Agreement to be zero.

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“Fee Letter” means that certain fee letter, dated November 16, 2021, among JHIFDAC, JHBP, HSBC Securities (USA) Inc., HSBC Bank USA, National Association and HSBC Continental Europe.
“Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.
“Foreign Lender” means (a) if the relevant Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the relevant Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, for the avoidance of doubt, that any obligations that are not or would not be characterized as Capitalized Lease Obligations under GAAP as in effect on December 31, 2017 shall not be reclassified as Capitalized Lease Obligations and additional liabilities associated with such obligations shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of Parent.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Group” means the Consolidated Group and any Unrestricted Subsidiary.
“Group Adjusted EBITDA” means, for any period, for the Group, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) Group Net Income; (b) Group Interest Expense; (c) Group Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) Group Depreciation and Amortization Expense; (e) Group Non-cash Charges; less (2) non-cash items increasing Group Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Group Non-cash Charges; provided, that the calculation of Group Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Group Adjusted EBITDA. In addition:
(1) there shall be included in determining Group Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Group during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any Acquired Entity or Business, and the Acquired EBITDA of any Converted Restricted Subsidiary, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2) there shall be excluded in determining Group Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset, sold, transferred or otherwise disposed of by any member of the Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.
“Group Depreciation and Amortization Expense” means with respect to the Group for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Group for such period on a consolidated basis and otherwise in accordance with GAAP.
“Group Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Group for such period as determined on a consolidated basis in accordance with GAAP.

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“Group Interest Expense” means, for any period, the interest expense of the Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“Group Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness consisting of third party indebtedness for borrowed money, (including any Local Unreimbursed Amounts in each case then outstanding) and third party obligations evidenced by promissory notes or similar instruments (less any unrestricted cash and cash equivalents to the extent not constituting Excluding Amounts) of the Group determined on a consolidated basis in accordance with GAAP.
“Group Net Income” means, for any period, the consolidated Net Income (or loss) of the Group for such period as determined in accordance with GAAP.
“Group Non-cash Charges” means, with respect to the Group for any period, the aggregate noncash expenses of the Group (including without limitation any minority interest) reducing Group Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Trust Deed” means the deed entitled “Guarantee Trust Deed” dated 19 December 2006 between the Initial Parent (then known as James Hardie Industries N.V.) and AET Structured Finance Services Pty Limited.

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“Guaranteed Party” means the Administrative Agent, the L/C Issuers, the Swing Line Lender, the Lenders, each Cash Management Bank and each Hedge Bank.
“Guarantors” means, collectively, Holdings and JHT, and each additional Guarantor designated pursuant to Section 6.12 and, except with respect to its own obligations, each of the Borrowers.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other Guaranteed Parties, in Article X of this Agreement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means any agreement evidencing Hedging Obligations entered into by and between any Loan Party and any Hedge Bank.
“Hedge Bank” means any Lender or an Affiliate of a Lender that is a party to or enters into a Hedge Agreement, in its capacity as a party to such Hedge Agreement, or any other Person that was a Lender or an Affiliate of a Lender when the applicable Hedge Agreement was entered into.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Holdings” means Initial Holdings or its Replacement Entity.
“Holding Company” means any Person who does not conduct any material operations or own directly any material assets other than the Equity Interests or Indebtedness of any other Person.
“HSBC” means HSBC Bank USA, National Association and its successors.
“HSBC Securities” means HSBC Securities (USA) Inc., National Association and its successors.
“IBA” has the meaning specified in Section 3.03(b)(i).
“Impacted Loans” has the meaning specified in Section 3.03(a).
“Increase Effective Date” has the meaning specified in Section 2.14(d).
“Indebtedness” of any Person at any date means, without duplication:
(a) all liabilities, contingent or otherwise, of such Person for borrowed money;

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(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and except obligations to pay a contingent purchase price as long as such obligation remains contingent;
(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends);
(f) all Capitalized Lease Obligations of such Person;
(g) all Indebtedness of others secured by a security interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of (i) the Consolidated Group that is guaranteed by any Consolidated Group member shall only be counted once in the calculation of the amount of Indebtedness of the Consolidated Group on a consolidated basis and (ii) Holdings or the Restricted Subsidiaries that is guaranteed by Holdings or a Restricted Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis; and
(i) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (a) the fair market value (as determined in good faith by Holdings) of any asset subject to a security interest securing the Indebtedness of others on the date that the security interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Agreement. For the avoidance of doubt, the obligations and liabilities in respect to AICF Payments do not constitute Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).

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“Indenture” means (a) initially, that certain Indenture dated as of October 4, 2018 in respect of the 3.625% Senior Notes due 2026 or (b) at any time after which the Indenture referred to in the foregoing clause (a) ceases to be in effect or is terminated for any reason (including as a result of the redemption of the notes issued under such Indenture or otherwise), that certain Indenture dated as of December 13, 2017, in respect of the 5.00% Senior Notes due 2028, and, to the extent any Loan Party shall have issued any notes in the public markets or under Rule 144A under any new indentures after the date hereof, “Indenture” shall refer to the indenture under which any Loan Party shall have most recently issued any such notes on or prior to any relevant determination date that references the term “Indenture” herein.
“Information” has the meaning specified in Section 11.07.
“Initial Borrower Agent” has the meaning specified in the introductory paragraph hereto.
“Initial Borrowers” has the meaning specified in the introductory paragraph hereto.
“Initial Holdings” has the meaning specified in the introductory paragraph hereto.
“Initial Parent” has the meaning specified in the introductory paragraph hereto.
“Intellectual Property” means (a) any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; (b) any interest in any of them; and (c) the benefit of all applications and rights.
“Intercreditor Deed” means the deed so entitled dated 19 December 2006 between the State of New South Wales, the Initial Parent (then known as James Hardie Industries N.V.), Asbestos Injuries Compensation Fund Limited in its capacity as trustee for the Charitable Fund and AET Structured Finance Services Pty Limited as amended by the letter dated 19 December 2006 between the same parties.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one month, three months or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Committed Loan Notice or such other period as agreed to by the Administrative Agent; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

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(ii)    any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of Unrestricted Subsidiary and Section 7.06, (a) “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Holdings; and (c) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Closing Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by Holdings in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by Holdings and the Restricted Subsidiaries immediately after such transfer.
“Irish Borrower” means, for so long as it is a Borrower under this Agreement, JHIFDAC.
“Irish Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and:
(a)     which is a bank which is carrying on a bona fide banking business in Ireland (for the purposes of Section 246(3) of the TCA) and whose Facility Office is located in Ireland; or
(b)     which is a body corporate:
(i)     which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or
(ii)     which is in receipt of interest under a Loan Document which:
(x) is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or

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(y) would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;
provided that, in the case of both (i) and (ii) above, such body corporate does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(c)     in the case only where an Irish Borrower is a qualifying company within the meaning of Section 110 of the TCA, which is a person which by virtue of the law of a Relevant Territory is resident in a Relevant Territory for the purposes of tax provided that such person does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or
(d)     which is a U.S. corporation that is incorporated under the laws of the United States, any State thereof or the District of Columbia and is subject to tax in the United States on its worldwide income, provided that such U.S. corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(e)     which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (b) or (d) above and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes, provided that such LLC does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or
(f)     which is a body corporate:
(i)     which advances money in the ordinary course of a trade which includes the lending of money;
(ii)     in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that body corporate;
(iii)     which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and
(iv)     whose Facility Office is located in Ireland; or

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(g)     which is a qualifying company (within the meaning of section 110 of the TCA) and whose Facility Office is located in Ireland; or
(h)     which is an investment undertaking (within the meaning of Section 739B of the TCA) and whose Facility Office is located in Ireland; or
(i)     which is an exempted approved scheme within the meaning of section 774 of the TCA whose Facility Office is located in Ireland; or
(j)     which is a Treaty Lender.
“IRS” means the United States Internal Revenue Service.
“Irish Guarantor” means a Guarantor incorporated or existing under the laws of Ireland.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and a Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.
“JHBP” has the meaning specified in the introductory paragraph hereto.
“JHIFDAC” has the meaning specified in the introductory paragraph hereto.
“JH Insurance” means James Hardie Insurance Ltd, a company incorporated in Guernsey.
“JHT” has the meaning specified in the introductory paragraph hereto (and shall include, for the avoidance of doubt, any successor Person).
“Judgment Currency” has the meaning specified in Section 11.19.
“KPIs” has the meaning specified in Section 2.18(a).
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

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“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America, N.A., HSBC Continental Europe and Wells Fargo Bank, National Association, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Agent and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Commitment” means, as to each L/C Issuer, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading titled ‘Letter of Credit Commitment’.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $25,000,000; provided that any and all Letters of Credit issued by each L/C Issuer shall not exceed at any time such L/C Issuer’s Letter of Credit Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

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“LIBOR” means:
(a)    for any Interest Period with respect to a LIBOR Loan, the London interbank offered rate as administered by ICE Benchmark Administration or such other rate per annum as is widely recognized as the successor thereto if the ICE Benchmark Administration is no longer making a London interbank offered rate available, as published by Bloomberg or such other commercially available information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in each case, at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that (x) notwithstanding the foregoing, if LIBOR would otherwise be less than zero, LIBOR shall instead be deemed for all purposes of this Agreement to be zero and (y) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“LIBOR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of LIBOR.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge, or preference, priority, encumbrance or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement and the Fee Letter.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

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“Material Acquisition” means any acquisition in respect of which acquisition consideration is equal to or exceeds $100.0 million in the aggregate.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.
“Maturity Date” means the earlier of (a) December 21, 2026, or if extended in accordance with Section 2.17, the Extended Maturity Date and (b) the date that the Aggregate Commitments are terminated in full in accordance with Section 2.06(b); provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Available Cash” from a Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:
(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Disposition;

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(2) all payments made on any Indebtedness which is secured by any assets subject to such Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Disposition, or by applicable law, be repaid out of the proceeds from such Disposition;
(3) all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Disposition; and
(4) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Disposition and retained by Holdings or any Restricted Subsidiary after such Disposition.
“Net Income” means, for any period, the consolidated net income (or loss) of any Person and its applicable consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);
(2) the portion of net income of any Persons allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Persons;
(3) gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person;
(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(5) any fees, expenses and other costs incurred or paid (and write offs recorded) in connection with this Agreement or other Indebtedness;
(6) nonrecurring or unusual gains or losses;
(7) the net after tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write off of any amounts thereof;
(8) any fees and expenses incurred (and write offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);

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(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);
(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;
(11) any expenses or charges (including any break costs, redemption premium, make whole payments, liquidated damages or other penalties) related to any Equity Offering, Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including an exchange or refinancing thereof or amendment or modification of any debt instrument or issuance of stock) (whether or not successful);
(12) any non-cash impairment, restructuring or special charge or asset write off or write down, and the amortization or write off of intangibles;
(13) Excluded Amounts; and
(14) any swap break or reset costs incurred and paid as part of any termination of any Hedging Obligations.
“New Loan Parties” and “New Loan Party” have the meanings specified in the definition of “Permitted Reorganization”.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning specified in Section 2.17(b).
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.
“Notice Date” has the meaning specified in Section 2.17(b).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, all obligations under Cash Management Agreements and all Hedging Obligations and all obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Benchmark Rate” means, if the then-current Benchmark is a SOFR-based rate, a Benchmark Replacement as determined pursuant to clause (2) of the definition thereof (a) that is a non SOFR-based rate that is risk-free and (b) the administration of which rate is administratively feasible for the Administrative Agent.
“Other Benchmark Rate Election” means the occurrence of:
(a)    a written notification by the Borrower Agent to the Administrative Agent to request for the replacement of the then-current Benchmark with the Other Benchmark Rate; and
(b)    the joint election by the Borrower Agent and the Administrative Agent to trigger a replacement of the then-current Benchmark with the Other Benchmark Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

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“Parent” means the Initial Parent and, following any transaction involving a Permitted Parent or Permitted Person, shall instead mean such Permitted Parent or Permitted Person, as the case may be.
“Pari Passu Indebtedness” means any Indebtedness of the Borrower or any Guarantor that ranks pari passu in right of payment with the Loans or the Guaranty (without giving effect to collateral arrangements).
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Payment Recipient” has the meaning specified in Section 9.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.
“Performing Subsidiary” means any Subsidiary of Parent primarily liable to make funding payments to AICF under the AFFA; it being understood that the Performing Subsidiary, as of the Closing Date, is James Hardie 117 Pty Limited.
“Permitted Liens” means:
(1) Liens securing Indebtedness permitted by Section 7.03(d) and secured on property acquired, constructed, developed or improved after the Closing Date by Holdings or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement;
(2) Liens on property at the time of acquisition which secure obligations assumed by Holdings or a Restricted Subsidiary, or on the property or on the outstanding shares or indebtedness of a Person at the time it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or a Restricted Subsidiary, or on properties of a Person acquired by Holdings or a Restricted Subsidiary as an entirety or substantially as an entirety; provided that such Liens were not created in contemplation of such acquisition and may not extend to any other property of Holdings or Restricted Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto;
(3) Liens arising from conditional sales agreements or title retention agreements with respect to property acquired by Holdings or any Restricted Subsidiary;

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(4) Liens on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, in an aggregate principal amount not to exceed, together with Indebtedness secured by Liens permitted by clause (26) below, the greater of (x) $200 million and (y) 15% of Consolidated Net Tangible Assets;
(5) Liens existing on the Closing Date and set forth on Schedule 7.01;
(6) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or anybody created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(7) carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not more than 90 days overdue or that are being contested in good faith;
(8) Liens for taxes, assessments or governmental charges that are not more than 90 days overdue or for taxes, assessments or governmental charges that are being contested in good faith;
(9) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed or does not give rise to an Event of Default;
(10) landlords’ liens on fixtures on premises leased in the ordinary course of business;
(11) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(12) Liens on assets of Holdings or any of its Restricted Subsidiaries in respect of Cash Management Agreements or Hedge Agreements;
(13) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of Holdings and its Restricted Subsidiaries;
(14) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(15) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(16) bankers’ liens and rights of setoff;

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(17) Liens in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(18) Liens on specific items of inventory or other goods (and the proceeds thereof) of Holdings or a Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(19) grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(20) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(21) pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;
(22) Liens to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Liens if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(23) Liens on the Capital Stock of any Unrestricted Subsidiary or joint venture which secures Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture:
(24) Liens on the assets of any Restricted Subsidiary that is not a Guarantor and which secures Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) otherwise not prohibited by this Agreement;
(25) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (4), (5) or (22) above or this clause (25); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements thereof, accessions thereto and proceeds and products thereof) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (4), (5) or (22) above at the time the original Lien became a Permitted Lien under the Indenture and in the case of this clause (25) at the time of refinancing, refunding, extending, renewing or replacing such Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; or
(26) other Liens securing Indebtedness, in an aggregate principal amount for Holdings and its Restricted Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with sale and leaseback transactions, not exceeding at the time such Lien is created or assumed, together with Indebtedness secured by Liens permitted by clause (4) above, the greater of (x) $200 million and (y) 15% of Consolidated Net Tangible Assets.

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For purposes of determining compliance with Section 7.01, a Lien need not be permitted solely by one category of Permitted Lien but may be permitted in part under any combination thereof, and if a Permitted Lien (or any portion thereof) meets the criteria of more than one of the exceptions described in clauses (1) through (26) above, Holdings may, in its sole discretion, classify or reclassify the Permitted Lien (or any portion thereof) in any manner that complies with such covenant.
“Permitted Parent” has the meaning specified in the definition of “Change of Control”.
“Permitted Person” has the meaning specified in the definition of “Change of Control”.
“Permitted Reorganization” means any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation, continuation, discontinuation, domestication, re-domestication, conversion or similar action (including, without limitation, pursuant to a dissolution, liquidation or winding up), or a sale, distribution or other disposition of all or substantially all of the assets (or any combination thereof), in each case, involving the assets of (including, as applicable, Equity Interests in), Initial Parent and its Subsidiaries, including any steps in a reorganization plan adopted in good faith by the Board of Directors of the Parent, whether or not such steps occur before, concurrently with or after other steps in such plan (a “Reorganization”) where:
(a) all of the assets of (including Equity Interests in) the relevant Subsidiary of the Consolidated Group (but excluding any Holding Companies) continue to be owned directly or indirectly by Initial Holdings (or its Replacement Entity) in the same or a greater percentage as prior to such Reorganization, except for:
(i) the Equity Interests in any Subsidiary of the Consolidated Group which has been Reorganized with or into another Subsidiary of the Consolidated Group or which has otherwise ceased to exist as a result of such Reorganization; or
(ii) the assets (including Equity Interests in) Subsidiaries of the Consolidated Group which cease, in connection with such Reorganization, to be owned as a result of a transaction that otherwise is, or would be, permitted under this Agreement (but for the inclusion of this definition); and
(b) immediately after giving effect to any Reorganization, including the release of any Guarantor or the addition of any Guarantor, the Borrowers and the Guarantors will own, directly or indirectly, all or substantially all of the assets (other than Equity Interests in any Holding Companies, but including all Equity Interests owned, directly or indirectly, by such Holding Companies in entities that are not Holding Companies) as they collectively owned before such Reorganization; provided that in connection with any release of the Guaranty of Initial Holdings, a direct or indirect Wholly Owned Subsidiary of the Parent, which shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of Ireland, Germany, the Netherlands, Belgium, Luxembourg, Bermuda, the United States or a state thereof, Australia or a state thereof or the United Kingdom (the “Replacement Entity”), provides a Guaranty substantially concurrently with such release and such Replacement Entity owns directly or indirectly 100% of the Equity Interests of the Restricted Subsidiaries (other than Equity Interests in any Holding Companies, but including all Equity Interests owned, directly or indirectly, by such Holding Companies in entities that are not Holding Companies) immediately following the provision by the Replacement Entity of such Guaranty;
provided, however, that such Reorganization shall be subject to the delivery by each Replacement Entity and each new Loan Party formed or acquired as part of such Reorganization of the information described in Section 6.12(c) and a certificate signed by a Responsible Officer

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dated the date of the consummation of the Reorganization certifying that the representations and warranties contained in Article V and each other Loan Document are true and correct in all material respects on and as of such date (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether outstanding as of, or issued after, the Closing Date.
“Pro Forma Determination” has the meaning specified in the definition of “Consolidated Adjusted EBITDA”.
“Pro Forma Entity” means any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Holdings.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Holdings or any of its Restricted Subsidiaries pursuant to which Holdings or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

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(1) a Receivables Entity (in the case of a transfer by Holdings or any of its Restricted Subsidiaries), or
(2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by Holdings). The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries to secure Indebtedness under Credit Facilities (as defined in the Indenture) shall not be deemed a Qualified Receivables Transaction.
“Qualifying Subsidiary” means any Subsidiary which, by itself or when aggregated with one or more other Qualifying Subsidiaries, has a QS Adjusted EBITDA in an amount sufficient that when added to the Consolidated Adjusted EBITDA the Consolidated Adjusted EBITDA then equals at least 70% of the Group Adjusted EBITDA.
“QS Adjusted EBITDA” means, for any period, for the applicable Qualifying Subsidiary, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (a) QS Net Income; (b) QS Interest Expense; (c) QS Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); (d) QS Depreciation and Amortization Expense; (e) QS Non-cash Charges; less (2) non-cash items increasing QS Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of QS Non-cash Charges; provided, that the calculation of QS Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of QS Adjusted EBITDA. In addition:
(1) there shall be included in determining QS Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by the applicable Qualifying Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any Acquired Entity or Business, and the Acquired EBITDA of any Converted Restricted Subsidiary, in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2) there shall be excluded in determining QS Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset, sold, transferred or otherwise disposed of by the applicable Qualifying Subsidiary to the extent not subsequently reacquired, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such Disposition) determined on a historical pro forma basis.

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“QS Depreciation and Amortization Expense” means with respect to any Qualifying Subsidiary for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of the Qualifying Subsidiary for such period on a consolidated basis and otherwise in accordance with GAAP.
“QS Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of any Qualifying Subsidiary for such period in accordance with GAAP.
“QS Interest Expense” means, for any period, the interest expense of any Qualifying Subsidiary for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write offs associated with the amendment and restatement or repayment of indebtedness and excluding, to the extent otherwise included therein, any Excluded Amounts).
“QS Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness consisting of third party Indebtedness for borrowed money (including any Loans and Unreimbursed Amounts, in each case then outstanding) and third party obligations evidenced by promissory notes or similar instruments (less any unrestricted cash and cash equivalents to the extent not constituting Excluding Amounts) of any Qualifying Subsidiary in accordance with GAAP.
“QS Net Income” means, for any period, the consolidated Net Income (or loss) of the Qualifying Subsidiary for such period.
“QS Non-cash Charges” means, with respect to any Qualifying Subsidiary for any period, the aggregate noncash expenses of such Qualifying Subsidiary (including without limitation any minority interest) reducing GS Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both cease to provide Corporate Ratings for reasons outside of the control of the Borrower Agent, a nationally recognized statistical rating organization or organizations, as the case may be, within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Parent which shall be substituted for Moody’s or S&P or both, as the case may be.

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“Receivables Entity” means (a) a wholly-owned Subsidiary of Holdings that is designated by the Board of Directors of Holdings (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Holdings, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(A) is Guaranteed by Holdings or any Restricted Subsidiary of Holdings (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B) is recourse to or obligates Holdings or any Restricted Subsidiary of Holdings in any way (other than pursuant to Standard Securitization Undertakings), or
(C) subjects any asset of Holdings or any Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2) the entity is not an Affiliate of Holdings or is an entity with which neither Holdings nor any Restricted Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms that Holdings reasonably believes to be no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings; and
(3) is an entity to which neither Holdings nor any Restricted Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of Holdings shall be evidenced to the Administrative Agent by providing to the Administrative Agent a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and a certificate signed by a Responsible Officer certifying that such designation complied with the foregoing conditions.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Refinancing” means the repayment, termination, discharge or defeasance in full of all outstanding indebtedness of the Borrowers and the Loan Parties under the Existing Credit Agreement, the termination of all commitments thereunder and the release and termination of all guarantees and all Liens (if any) thereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

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“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Territory” means (i) a member state of the European Communities (other than Ireland); or (ii) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Reorganization” has the meaning specified in the definition of “Permitted Reorganization”.
“Replacement Entity” has the meaning specified in the definition of “Permitted Reorganization”.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (C) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, director or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any of the following:
(a) the declaration or payment of any dividend or any other distribution on Equity Interests of Holdings or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Holdings, including, without limitation, any payment in connection with any merger or consolidation involving Holdings but excluding dividends or distributions payable solely in Qualified Equity Interests of Holdings or through accretion or accumulation of such dividends on such Equity Interests;
(b) the redemption of any Equity Interests of Holdings, including, without limitation, any payment in connection with any merger or consolidation involving Holdings; or
(c) any Investment in an Unrestricted Subsidiary.

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“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sanctions” has the meaning specified in Section 5.12.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as amended.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA”, “Group Adjusted EBITDA” or “QS Adjusted EBITDA”, as applicable.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any Restricted Subsidiary of Holdings that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by Holdings).
“Subsidiary” of a Person means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly by such Person or by one or more other Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

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“Sustainability Structuring Agent” has the meaning specified in Section 2.18(a).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means HSBC Continental Europe in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Threshold Amount” means $75,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Treaty Lender” means a Lender (other than a Lender falling within paragraph (b), (c), (d) or (e) of the definition of Irish Qualifying Lender) which is on the date any relevant payment is made entitled under a double taxation agreement (a “Treaty”) in force on that date (subject to the completion of any procedural formalities other than any procedural formalities which relate specifically to the business or nature of the person making the payment) to that payment without any Tax deduction.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBOR Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“UK Bribery Act” has the meaning specified in Section 5.13.
“UK CRD IV” means:
(a)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the Withdrawal Act);
(b)    the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and
(c)    direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020)

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implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means (a) James Hardie 117 Pty Ltd (unless, such Person has been designated as a Restricted Subsidiary after the Closing Date as provided below) and (b) any other Subsidiary of Holdings other than the Borrowers that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings after the Closing Date, as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary after the Closing Date unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any lien on, any property of, Holdings or any Restricted Subsidiary of Holdings (other than any Subsidiary of the Subsidiary to be so designated), provided that (i) such designation complies with Section 6.12 and (ii) each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary. The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by Holdings to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the board resolution giving effect to such designation and a Responsible Officer’s Certificate certifying that such designation complied with the foregoing provisions. For the avoidance of doubt, Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code (or an entity disregarded as separate entity with respect to such a Person for U.S. federal income tax purposes).
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“USD LIBOR” means the London interbank offered rate for U.S. dollars.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and

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(vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Parent and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

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SECTION 1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto.
SECTION 1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.
SECTION 1.07    Pro Forma and Other Calculations.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA), including the Consolidated Interest Expense Ratio and Consolidated Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.07; provided that, notwithstanding anything to the contrary in this Section 1.07, when calculating the Consolidated Interest Expense Ratio and the Consolidated Net Leverage Ratio for purposes of Section 7.11, the events described in this Section 1.07 that occurred subsequent to the end of the applicable four fiscal quarter test period (other than as specifically described in the definition of Consolidated Adjusted EBITDA) shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been delivered under Section 6.01.
(b)    For purposes of calculating any financial ratio or test (including Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA), any acquisition and disposition that shall have occurred since the first day of any twelve month period which Consolidated Adjusted EBITDA, Group Adjusted EBITDA or QS Adjusted EBITDA is being calculated, such calculation shall give pro forma effect to such disposition or acquisition including, for the avoidance of doubt, any Indebtedness incurred in connection with such disposition or acquisition.
(c)    In the event that any Consolidated Group member incurs, redeems, retires, defeases or extinguishes any Indebtedness (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Consolidated Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Leverage Ratio is made, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period.

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(d)    Notwithstanding anything to the contrary set forth in the definition of Consolidated Adjusted EBITDA, Group Adjusted EBITDA and QS Adjusted EBITDA (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period, the pro forma calculations shall be determined in good faith by a responsible officer of the Parent or Holdings.
SECTION 1.08    Sanctions. Provisions of this Agreement relating to Sanctions, such as Section 5.12 and Section 7.12 are only applicable to the extent that agreement on them does not result in a violation of, a conflict with or liability under Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with the German Foreign Trade Act (Außenwirtschaftsgesetz)), EU Regulation (EC) 2271/96 or any similar applicable anti-boycott law, regulation or statute in force from time to time.
SECTION 1.09    Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE II.        THE COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans denominated in Dollars (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.
SECTION 2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan

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Notice shall specify (i) whether such Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, whether the Alternate Applicable Rate should be applied to the Loans and (vi) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of HSBC with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by a Borrower, there are Swing Line Loans or L/C Borrowings outstanding to such Borrower, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such Swing Line Loans, second, shall be applied to the payment in full of any such L/C Borrowings, and third, shall be made available to such Borrower as provided above.
(c)    Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

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(d)    The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in HSBC’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.
SECTION 2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations of such L/C Issuer shall not exceed the Letter of Credit Commitment of such L/C Issuer, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the applicable Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

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(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, unless otherwise agreed, in the case of a standby Letter of Credit;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    the proposed or intended beneficiary of the Letter of Credit is a Person domiciled or located in Ireland, unless the applicable L/C Issuer otherwise agrees in its sole discretion;
(F)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(G)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

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(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

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(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

    James Hardie Credit and Guaranty Agreement
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(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), such Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

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(iv)    Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by such Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

    James Hardie Credit and Guaranty Agreement
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(ii)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the applicable Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the applicable Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the applicable Borrower or any waiver by any L/C Issuer which does not in fact materially prejudice such Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

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(vii)    any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower or any Subsidiary.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. The applicable Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against any L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the applicable Borrower for, and each L/C Issuer’s rights and remedies against such Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)    Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.16, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for the account of such Borrower equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, that, notwithstanding the foregoing, no Letter of Credit Fee shall be less than $500 per annum for each Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The applicable Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer for the account of such Borrower, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letters of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the applicable Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

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(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Monthly Report. Each L/C Issuer, on the last Business Day of each month until the Maturity Date, shall calculate the L/C Obligations on such date in respect of Letters of Credit issued by it and shall promptly send notice in a form reasonably acceptable to the Administrative Agent of such L/C Obligations to the Administrative Agent and the Borrower Agent.
SECTION 2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower in immediately available funds.

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(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole discretion may, but not less frequently than once per week, shall request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

    James Hardie Credit and Guaranty Agreement
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(iii)    If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans made to it, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to it directly to the Swing Line Lender.
SECTION 2.05    Prepayments.
(a)    The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

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SECTION 2.06    Termination or Reduction of Commitments.
(a)    Optional. The Borrower Agent may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower Agent shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(b)    Mandatory. Upon the 90th day after the occurrence of a Change of Control, the Aggregate Commitments shall terminate in full.
SECTION 2.07    Repayment of Loans.
(a)    Each of the Borrowers hereby unconditionally promises on a joint and several basis to pay to the Administrative Agent for the account of the Lenders the aggregate unpaid principal amount of all Committed Loans outstanding on the Maturity Date and all interest, fees and other amounts payable hereunder on such date.
(b)    Unless refunded as a Base Rate Committed Loan, each of the Borrowers hereby unconditionally promises on a joint and several basis to pay to the Swing Line Lender the aggregate unpaid principal amount of all Swing Line Loans outstanding on the earlier of (i) the date that occurs ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date and all interest, fees and other amounts payable hereunder on such date.
SECTION 2.08    Interest.
(a)    Subject to the provisions of subsections (b) and (c) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    The Alternate Applicable Rate shall apply if (i) the Corporate Ratings are, and only for so long as the Corporate Ratings are, at least BBB- from S&P and at least Baa3 from Moody’s and (ii) the Borrower Agent elects to apply the Alternate Applicable Rate to the Loans by written notice to the Administrative Agent pursuant to Section 2.02(a)(v). For the avoidance of doubt, if the Corporate Ratings cease to be at least BBB- from S&P and at least Baa3 from Moody’s at any time during which the Alternate Applicable Rate is then in effect in accordance with the immediately preceding sentence, the Alternate Applicable Rate shall cease to apply, and the Applicable Rate shall apply instead.

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(c)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists that is not referred to above in this Section 2.08(c) (unless at such time the Alternate Applicable Rate shall apply as set forth in clause (b) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (each a “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

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(b)    Other Fees. (i) The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
SECTION 2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans determined by reference to the Administrative Agent’s announced prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrower Agent, the Administrative Agent or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the applicable Borrower under the Bankruptcy Code of the United States or under any bankruptcy or insolvency Laws of any other applicable jurisdiction, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h), 2.08(b) or 2.08(c) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

SECTION 2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in

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addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of LIBOR Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by a Borrower

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shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of the Administrative Agent and Lenders Several. The obligations of the Administrative Agent and the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

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(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
SECTION 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
SECTION 2.14    Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower Agent may from time to time, request an increase in the Aggregate Commitments to an amount (including all such requests) not exceeding $850,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Borrower Agent may make a maximum of three such requests in any year. At the time of sending such notice, the Borrower Agent (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

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(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower Agent and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (not to be unreasonably withheld or delayed), the Borrower Agent may also invite one or more additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower Agent and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As the only conditions precedent to such increase, the Borrower Agent shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists, and (ii) legal opinions customary for transactions of this type (limited to opinions covering New York law, U.S. federal laws and the laws of the jurisdictions of the Borrowers). The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

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(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
SECTION 2.15    Cash Collateral.
(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at HSBC or any of its Affiliates. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

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SECTION 2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued by it under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize each L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

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(b)    Defaulting Lender Cure. If the Borrower Agent, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.17    Extensions of Maturity Date.
(a)    Request for Extension. The Borrower Agent may (but in any event not more than once in any calendar year), by written notice (such notice, an “Extension Request”) to the Administrative Agent (who shall promptly notify the Lenders and the L/C Issuers) given not less than 45 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), request that each Lender and each L/C Issuer extend the Existing Maturity Date for an additional 364 days from the Existing Maturity Date (the “Extended Maturity Date”). Notwithstanding the foregoing and any other provision to the contrary in this Section 2.17, the Borrower Agent shall not submit an Extension Request more than twice in aggregate during the term of the Facility (including such term of the Facility as may be extended in accordance with any prior Extension Request).
(b)    Lender Elections to Extend. Each Lender and each L/C Issuer, acting in its sole and individual discretion, shall, by written notice to the Administrative Agent given not later than 30 days following the date of the Extension Request (the “Notice Date”), advise the Administrative Agent whether or not it agrees to such extension, and each Lender and/or each L/C Issuer, as the case may be, that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender and/or any L/C Issuer, as the case may be, that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender or any L/C Issuer to agree to such extension shall not obligate any other Lender or any other L/C Issuer to so agree, nor shall the agreement by any Lender or any L/C Issuer to a prior Extension Request obligate such Lender or such L/C Issuer to agree to a subsequent Extension Request.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower Agent of each Lender’s, and each L/C Issuer’s, determination under this Section 2.17 no later than the date following the Notice Date (or, if such date is not a Business Day, on the next succeeding Business Day).

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(d)    Additional Commitment Lenders. The Borrower Agent shall have the right to replace each Non-Extending Lender on or after the Notice Date with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 11.06 each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the date designated for such replacement, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date pursuant to Section 2.17(b) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Notice Date, then, subject to Section 2.17(f), effective as of the Notice Date, the Maturity Date of each Lender that have agreed so to extend their Maturity Date and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Existing Maturity Date (except that, if such date is not a Business Day, such Extended Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing (other than Section 2.17(e)), the extension of the Maturity Date pursuant to this Section 2.17 shall not be effective with respect to any Lender or any L/C Issuer unless (in addition to Section 2.17(e)):
(i)    no Default or Event of Default shall have occurred and be continuing on the date of such extension and both before and after giving effect thereto;
(ii)    the representations and warranties contained in this Agreement and the other Loan Documents are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and except that for purposes of this Section 2.17(f), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;
(iii)    the Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(A)    a certificate signed by a Responsible Officer of the Borrower Agent certifying that the conditions specified in Sections 2.17(f)(i) and (f)(ii) have been satisfied;

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(B)    favorable legal opinions from special New York counsel to the Loan Parties, and local counsels to the Loan Parties, in each case with respect to, and after giving effect to, the Extended Maturity Date;
(C)    such customary closing and corporate documents, resolutions, certificates and deliverables for each Loan Party, as reasonably requested by the Administrative Agent, in each case with respect to, and after giving effect to, the Extended Maturity Date; and
(iv)    the Extended Maturity Date shall not be more than five (5) years following the Notice Date.
(g)    Amendment; Sharing of Payments. In connection with any extension of the Maturity Date, the Borrowers, the Administrative Agent and each extending Lender and each extending L/C Issuer may make such amendments to this Agreement as the Administrative Agent reasonably determines to be necessary to evidence the extension. This Section shall supersede Sections 2.13 and 11.01 to the contrary.
SECTION 2.18    Sustainability Adjustments.
(a)    ESG Amendment(a) . The Borrower Agent, in consultation with HSBC Securities (in such capacity, the “Sustainability Structuring Agent”), may at any time after the Closing Date establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance targets of the Borrowers and their Subsidiaries. The Borrower Agent and the Administrative Agent may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and the pricing adjustments referred to in Section 2.18(b), and other related provisions, into this Agreement, and any such ESG Amendment shall become effective at 5:00 p.m., New York City time, on the tenth Business Day after the Administrative Agent shall have posted such proposed ESG Amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent (who shall promptly notify the Borrower Agent) written notice that such Required Lenders object to such ESG Amendment. In the event that Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, the Borrower Agent, the Administrative Agent and the Sustainability Structuring Agent.
(b)    Upon the effectiveness of such ESG Amendment, based on the performance of the Borrowers’ and their Subsidiaries against the KPIs, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Applicable Rate and Alternate Applicable Rate, as the case may be will be made; provided that (i) the Applicable Rate and the Alternate Applicable Rate, as the case may be, in each case, applicable to the LIBOR Loans, the Letters of Credit and the Base Rate Loans will not be reduced or increased by more than 5.00 basis points in total and (ii) the Applicable Rate and the Alternate Applicable Rate, as the case may be, in each case applicable to the Commitment Fee will not be reduced or increased by more than 1.00 basis points in total.
(c)    It is hereby agreed that, if the Borrower Agent decides to implement any ESG Amendment, HSBC Securities shall be engaged as the Sustainability Structuring Agent under the Loan Documents for the purposes of such ESG Amendment on terms to be mutually agreed between the Borrower Agent and HSBC Securities.

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(d)    This Section 2.18 shall supersede any provisions in Section 11.01 to the contrary.
SECTION 2.19    Appointment and Authorization of Borrower Agent.
(a)    JHBP (and each successor obligor to its obligations under this Agreement) hereby designates, appoints, authorizes and empowers JHIFDAC (and each successor obligor to its obligations under this Agreement) as its agent and hereby irrevocably authorizes and directs JHIFDAC to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, and such other powers as are reasonably incidental thereto, including, without limitation, to submit on behalf of JHBP (and each successor obligor to its obligations under this Agreement) Requests for Credit Extension and Letter of Credit Applications in accordance with the provisions of this Agreement and each such document to be submitted by JHBP (and each successor obligor to its obligations under this Agreement) to the applicable recipient as soon as practicable after its receipt of a request to do so from JHBP (and each successor obligor to its obligations under this Agreement).
(b)    JHIFDAC (and each successor obligor to its obligations under this Agreement) is further authorized and directed by JHBP (and each successor obligor to its obligations under this Agreement) to take all such actions on behalf of JHBP (and each successor obligor to its obligations under this Agreement) necessary to exercise the specific powers granted in Section 2.19(a) and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of JHIFDAC (and each successor obligor to its obligations under this Agreement). The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Documents from JHIFDAC (and each successor obligor to its obligations under this Agreement) as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to JHBP (and each successor obligor to its obligations under this Agreement) hereunder to JHIFDAC (and each successor obligor to its obligations under this Agreement) on behalf of JHBP (and each successor obligor to its obligations under this Agreement). JHBP (and each successor obligor to its obligations under this Agreement) agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by JHIFDAC (and each successor obligor to its obligations under this Agreement) shall be deemed for all purposes to have been made by JHBP (and each successor obligor to its obligations under this Agreement) and shall be binding upon and enforceable against JHBP (and each successor obligor to its obligations under this Agreement) to the same extent as if the same had been made directly by JHBP (and each successor obligor to its obligations under this Agreement).
(c)    JHIFDAC (and each successor obligor to its obligations under this Agreement) may perform any of its duties hereunder or under any of the other Loan Documents by or through its agents or employees.

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ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY
SECTION 3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent with consent of the Loan Parties, such consent not to be unreasonably withheld) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent or an applicable Loan Party shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent or an applicable Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.

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(c)    Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt or other similar evidence issued or made available by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall, to the extent U.S. federal tax laws so allow, deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.
(iv)    Each Lender shall, on or before the date it becomes a party hereto, inform the Irish Borrower whether it is an Irish Qualifying Lender. Any such Lender shall also promptly notify the Borrower Agent if it subsequently ceases to be an Irish Qualifying Lender or subsequently becomes an Irish Qualifying Lender.
(v)    If a Lender with respect to a Loan to an Irish Borrower fails to confirm that it is an Irish Qualifying Lender in accordance with Section 3.01(e)(iv) then such Lender shall be treated for purposes of this Agreement as if it was not an Irish Qualifying Lender until such time as it confirms that it is an Irish Qualifying Lender.
(vi)    Notwithstanding anything to the contrary in any Loan Document (but subject to the proviso in this Section 3.01(e)(vi), no Irish Borrower shall be required to make an increased payment to a Lender under this Section 3.01 or any Loan Document for any Tax deduction imposed under the laws of Ireland from a payment of interest by any Irish Borrower under a Loan Document if:
(A)    on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax deduction if the Lender was an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under a Loan Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant tax authority, or
(B)    the relevant Lender is a Treaty Lender and the applicable Irish Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax deduction had the Treaty Lender complied with its obligations under Section 3.01(e)(viii); provided, however, that (1) if a Lender assigns or transfers any of its rights or obligations under the Loan Documents to an assignee Lender (or designates a new Lending Office), and at the date of such assignment or transfer (or designation of a new Lending Office) an Irish Borrower would be obliged to make an increased payment to such assignor Lender under Section 3.01(a), then such assignee Lender shall be entitled to receive increased payments under Section 3.01(a) from such Irish Borrower to the same extent such assignor Lender would have been entitled to if the assignment or transfer (or designation of new Lending Office) had not occurred; (2) the applicable Irish Borrower shall be required to make increased payments under Section 3.01(a) to a Lender that is an assignee pursuant to a request by the applicable Borrower under Section 3.06, and (3) the applicable Irish Borrower shall be required to make increased payments to a Lender under Section 3.01(a) with respect to any Taxes arising as a result of an Irish Borrower failing to comply with its obligations under Section 3.01(e)(viii).

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(vii)    Upon request from an Irish Borrower, each Lender with respect to a Loan to an Irish Borrower shall promptly provide such information as shall be reasonably requested to enable such Irish Borrower to verify that such Lender is an Irish Qualifying Lender and to comply with the provisions of sections 891A and 891E of the TCA (or any regulations made in respect of or in connection with such sections).
(viii)    Each Treaty Lender and each applicable Irish Borrower that makes a payment to which that Treaty Lender is entitled shall cooperate in completing any procedural formalities as may be necessary or advisable for such Irish Borrower to obtain authorization to make such payment without any Tax deduction imposed under the laws of Ireland.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Definition of Lender. For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer.

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(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
SECTION 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Agent through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue LIBOR Loans or to convert Base Rate Committed Loans to LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
SECTION 3.03    Inability to Determine Rates; Benchmark Replacements.
(a)    If in connection with any request for a LIBOR Loan or a conversion to or continuation thereof, (i)  the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, or (B) (x) adequate and reasonable means do not exist for determining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(b) do not apply, (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall be suspended, in each

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case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in the immediately preceding clause (i) of this Section 3.03(a), the Administrative Agent, in consultation with the Borrower Agent and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under the immediately preceding clause (i) of this Section 3.03(a), (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.03(b)):
(i)    Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)    Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event or an Other Benchmark Rate Election, as the case may be, the Benchmark Replacement, or (in the case of an Other Benchmark Rate Election) the Other Benchmark Rate, will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the tenth (10th) Business Day after the date notice of such Benchmark Replacement or (in the case of an Other Benchmark Rate Election) such Other Benchmark Rate, is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders or (in the case of an Other Benchmark Rate Election) written notice of objection to such Other Benchmark Rate from any Lender. At any time that the administrator of the then-current

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Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the applicable Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the applicable Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(iii)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iv)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (i) the implementation of any Benchmark Replacement or any Other Benchmark Rate and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).
(v)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

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SECTION 3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

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(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Notwithstanding the foregoing, no Lender or L/C Issuer shall be entitled to seek compensation under this Section 3.04 based on the occurrence of a Change in Law arising solely from (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder or issued in connection therewith or (y) Basel III or any requests, rules, guidelines or directives thereunder or issued in connection therewith, unless such Lender or such L/C Issuer is generally seeking compensation from other borrowers in the U.S. loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.04(e).
SECTION 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or
(c)    any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 11.13;
excluding any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

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For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.
SECTION 3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Agent such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower Agent may replace such Lender in accordance with Section 11.13.
SECTION 3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
SECTION 4.01    Conditions of Effectiveness of Commitment to make Credit Extension. The effectiveness of the Commitment of each L/C Issuer and each Lender on the Closing Date to make its Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

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(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and each Loan Party and the Parent;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and the Parent as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party or the Parent is a party;
(iii)    such certifications as the Administrative Agent may reasonably require to evidence that each Loan Party and the Parent is duly organized or formed, and that each Loan Party and the Parent is validly existing and in good standing (to the extent good standing is applicable) in the jurisdiction of its organization;
(iv)    a customary opinion of (i) DLA Piper LLP (US), counsel to the Loan Parties and the Parent and (ii) local counsel to the Loan Parties and the Parent located in Bermuda, Ireland and Nevada, each addressed to the Administrative Agent, each L/C Issuer and each Lender, in form and substance reasonably satisfactory to the Administrative Agent; and
(v)    a certificate signed by a Responsible Officer of the Borrower Agent certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied.
(b)    Any fees required to be paid on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrowers shall have paid the reasonable and documented out of pocket fees, charges and disbursements of one firm of counsel to the Administrative Agent and one firm of local counsel to the Administrative Agent in each relevant jurisdiction (directly to such counsel if requested by the Administrative Agent), in each case to the extent invoiced at least 2 Business Days prior to the Closing Date.
(d)    (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about any Loan Party required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, as requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Closing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and/or each applicable Lender shall have received, at least three (3) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower, as requested by the Administrative Agent and/or such Lender at least ten (10) Business Days prior to the Closing Date.

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(e)    The Refinancing shall have occurred (or shall occur substantially contemporaneously with the initial Credit Extension hereunder on the Closing Date).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBOR Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on such respective dates on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on such respective dates as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBOR Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE V.        REPRESENTATIONS AND WARRANTIES
Each Loan Party and, solely with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.12, 5.13, and 5.15, the Parent represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers that:
SECTION 5.01    Existence, Qualification and Power. The Parent and each Loan Party (a) is duly organized or formed and is validly existing or the local equivalent under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing or the local equivalent, if any under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.02    Authorization; No Contravention. The execution, delivery and performance by the Parent and each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
SECTION 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Parent or any Loan Party of this Agreement or any other Loan Document that has not been given or provided.
SECTION 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Parent and each Loan Party that is party thereto, as applicable. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation enforceable against the Parent and each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
SECTION 5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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(b)    The unaudited consolidated balance sheets of the Parent and its Subsidiaries dated September 30, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Parent and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent or any Loan Party threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on the Parent or any Subsidiary thereof, of the matters described on Schedule 5.06.
SECTION 5.07    No Default. No Loan Party or any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 5.08    Environmental Compliance. Each Loan Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof such Loan Party has reasonably concluded that, except as specifically disclosed in Schedule 5.08, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.09    Margin Regulations; Investment Company Act.

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(a)    No Borrower is engaged and each Borrower will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Borrower, any Person Controlling a Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 5.10    Disclosure. The reports, financial statements, certificates and the other written information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole and when taken together with any reports, proxy statements and other materials filed by Parent and/or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such commission, or with any other national securities exchange or regulator, as the case may be, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (after giving effect to all supplements and updates thereto heretofore made); it being understood and agreed that for purposes of this Section 5.10, such information shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature, with respect to which, the Borrowers represent only that such projected information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 5.11    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.12    OFAC. None of the Parent, any Loan Party, any of its Subsidiaries, any director or officer, or any employee, agent, or Affiliate, of the Parent, any Loan Party or any of its Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, Department of Foreign Affairs and Trade of the Commonwealth of Australia, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria.

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SECTION 5.13    Anti-Corruption Laws. None of the Parent, each Borrower, each other Loan Party, nor to the knowledge of any Loan Party or the Parent, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Parent or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any Anti-Terrorism Laws. Furthermore, the Parent, each Loan Party and, to the knowledge of each Loan Party, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and with any Anti-Terrorism Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the Loans will be used, directly or indirectly, for any payment that could constitute a violation of the UK Bribery Act, the FCPA, any other applicable anti-bribery law and any Anti-Terrorism Laws.
SECTION 5.14    Pari Passu Ranking. Each Loan Party’s obligations under this Agreement and the other Loan Documents, will, upon the execution and delivery thereof, respectively, rank pari passu, without preference or priority, with all of the other outstanding unsecured and unsubordinated Indebtedness of such Loan Party.
SECTION 5.15    Holding Company. (a) The Parent does not have any material liabilities other than (i) creditors, provisions and indemnities incidental to its activities as a holding company without a material operating business; (ii) liabilities under this Agreement, and its liabilities (if any) under the Guarantee Trust Deed and the Intercreditor Deed; (iii) liabilities under the AFFA; (iv) liabilities in relation to taxation; and (v) liabilities to shareholders in their capacity as such not prohibited under the AFFA and (b) the only Person (excluding Holdings) which is a Subsidiary of the Parent, and not also a Subsidiary of Holdings, is JH Insurance and other Holding Companies.
SECTION 5.16    Beneficial Ownership Certification. As of the Closing Date and each other date on which a Beneficial Ownership Certification is provided, the information included in such applicable Beneficial Ownership Certification, if applicable, is true and correct in all respects.
SECTION 5.17    ERISA Compliance.
(a)    Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder.
(b)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability and no other Employee Benefit Plan providing retiree welfare benefits has any unfunded liability for benefits; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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ARTICLE VI.    AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
SECTION 6.01    Financial Statements. Deliver to the Administrative Agent for distribution to each Lender:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit; and
(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Loan Parties shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of such Loan Party to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

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SECTION 6.02    Certificates; Other Information. Deliver to the Administrative Agent for distribution to each Lender:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower Agent (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent or the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which the Parent or the Loan Parties may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Parent or any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(d)    promptly, and in any event within five Business Days after receipt thereof by the Parent or any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or the Australian Securities and Investments Commission (or comparable agency in any other applicable jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent or any Loan Party or any Subsidiary thereof; and
(e)    promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or such Loan Party posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii)  which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower Agent shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and (ii) the Borrower Agent shall provide to the Administrative Agent or any Lender by electronic mail electronic versions (i.e., soft copies) of such documents upon its request to the Borrower Agent to deliver such electronic versions. The Administrative Agent shall have no obligation to request the delivery of or to maintain electronic copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Agent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its electronic copies of such documents.

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The Parent and the Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent and the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent and each Loan Party or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Loan Parties hereby agree that so long as the Parent or any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent and the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent and each Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
SECTION 6.03    Notices. Promptly notify the Administrative Agent and each Lender (by facsimile or electronic mail):
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Loan Parties or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Loan Parties or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Loan Parties or any Subsidiary, including pursuant to any applicable Environmental Laws which, in each case, if adversely determined, would have a Material Adverse Effect;
(c)    of any material amendment to the AFFA (it being understood notice pursuant to this subsection shall not be required prior to the time of any disclosure requirement under Item 1.01 of Form 8-K or comparable disclosure requirements for the entry into material agreements under applicable law); and

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(d)    of any ERISA Event.
Each notice pursuant to this Section 6.03(a) and (b) shall be accompanied by a statement of a Responsible Officer of such Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 6.04    Payment of Obligations. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent and the Loan Parties or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien, other than a Lien permitted by Section 7.01 upon its property.
SECTION 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and, as applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or otherwise in connection with a Permitted Reorganization and except, other than with respect to the preservation of the existence of any Borrower, to the extent that failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of each of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
SECTION 6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

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SECTION 6.09    Books and Records. (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
SECTION 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender (which shall be coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Parties; provided, however, that (i) there shall be no more than one such visit per calendar year for as long as no Event of Default shall be continuing during such calendar year and if an Event of Default shall not be then continuing, only the Administrative Agent on behalf of the Lender may exercise the visitation rights under this Section 6.10 and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. The Administrative Agent and the Lenders shall give the Loan Parties the opportunity to participate in any discussions with the Parent’s or the Loan Parties’ independent public accountants. Notwithstanding anything to the contrary in Section 6.02 or this Section 6.10, none of Parent, Holdings, the Borrowers or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or any binding third party agreement or (ii) that is subject to attorney-client privilege or which constitutes attorney work product; provided that in the event that Parent, Holdings, the Borrowers or any Restricted Subsidiary does not provide any information in reliance on any of the foregoing exclusions, it shall provide notice to the Administrative Agent that such information is being withheld.

SECTION 6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes (including working capital, refinance of existing debt, acquisitions, capital expenditures and distributions) not in contravention of any Law or of any Loan Document.
SECTION 6.12    Additional Guarantors.
(a)    Ensure that, as of the Closing Date, the Consolidated Adjusted EBITDA constitutes at least 70% of the Group Adjusted EBITDA.
(b)    If, at the time of delivery of the annual financial statements pursuant to Section 6.01(a), the Consolidated Adjusted EBITDA constitutes less than 70% of the Group Adjusted EBITDA as of the end of the fiscal year reflected in such financial statements, Borrower Agent shall notify the Administrative Agent, and promptly thereafter (and in any event within 30 days), cause one or more Qualifying Subsidiaries to (i) become a Guarantor hereunder and under the Loan Documents by executing and delivering to the Administrative Agent a joinder agreement (in form and substance reasonably satisfactory to the Administrative Agent) to this Agreement and the Guaranty contained hereunder or such other document as the Administrative Agent shall deem appropriate for such purpose, such that after giving pro forma effect to each joinder of a Guarantor pursuant to this subsection (b), the Consolidated Adjusted EBITDA constitutes at least

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70% of the Group Adjusted EBITDA, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (ii) and (iii) of Section 4.01(a) and, to the extent reasonably requested by the Administrative Agent, opinions of counsel of such Qualifying Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the foregoing clause (i)), all in form, content and scope substantially similar to opinions referred to in clause (iv) of Section 4.01(a) and customary for transactions of this type (taking into account changes in law and in jurisdiction). For the avoidance of doubt, each designation of an additional Guarantor pursuant to this Section 6.12 shall be accompanied by a designation by the Board of Directors of Holdings making such Guarantor a Restricted Subsidiary for all purposes of this Agreement.
(c)    In addition, in the event of a Permitted Reorganization, upon the release of the Guaranty from Initial Holdings in connection therewith, its Replacement Entity, as specified by Parent to the Administrative Agent shall substantially simultaneously with such release (x) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (y) deliver to the Administrative Agent documents of the types referred to in clauses (ii) and (iii) of Section 4.01(a) and, to the extent reasonably requested by the Administrative Agent, opinions of counsel of such Replacement Entity (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the foregoing clause (y)), all in form, content and scope substantially similar to opinions referred to in clause (iv) of Section 4.01(a) and customary for transactions of this type (taking into account changes in law and in jurisdiction)).
SECTION 6.13    Continued Listing on the ASX/NYSE/LSE. Ensure at all times that the common stock Equity Interests of the Parent continue to be listed on at least one of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange.
ARTICLE VII.    NEGATIVE COVENANTS
A. COVENANTS OF THE LOAN PARTIES: So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding,
SECTION 7.01    Liens. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any of their assets (including Capital Stock of Subsidiaries), whether owned on the Closing Date or acquired after that date.

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SECTION 7.02    Investments. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Investments, except:
(a)    Investments held by such Loan Party or such Subsidiary in the form of cash equivalents;
(b)    advances to officers, directors and employees of the Loan Parties and Subsidiaries in an aggregate amount not to exceed $10 million at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)    Investments of the Loan Parties in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in the Loan Parties or in another wholly-owned Subsidiary;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Guarantees permitted by Section 7.03; and
(f)    Other Investments so long as, after consummation thereof, no Default is continuing and the Borrowers are in compliance with Section 7.06.
SECTION 7.03    Indebtedness. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive on the Loan Parties (when taken as whole) than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended (when taken as a whole) and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate (as determined in good faith by Holdings);
(c)    Guarantees of (i) a Loan Party in respect of Indebtedness otherwise permitted hereunder of the other Loan Parties and (ii) Indebtedness of Subsidiaries which are not Loan Parties, provided that the aggregate principal amount of Indebtedness at any time outstanding guaranteed in accordance with this clause (ii) shall not exceed $50 million;

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(d)    Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $100 million;
(e)    Indebtedness secured by a Permitted Lien set forth in clauses (2), (4), (11), (12), (14), (16), (22) (provided that the aggregate amount of such Indebtedness, together with the Indebtedness permitted pursuant to clause (d) above, at any one time outstanding shall not exceed $100 million), (24), (25) and (26) of the definition thereof and any other clause to the extent deemed to constitute Indebtedness (other than indebtedness for borrowed money); and
(f)    Other unsecured Indebtedness.
SECTION 7.04    Fundamental Changes(a)     (a)     None of Holdings or any Loan Party shall merge, dissolve, liquidate, consolidate with or into another Person, or, in a single transaction or series of related transactions, Dispose of all or substantially all of the assets of Holdings and the Loan Parties, taken as a whole, to or in favor of any Person, unless (i) otherwise permitted under the Indenture, or (ii):
(1)    if such transaction involves a Borrower, such Borrower shall be the continuing Person or the successor or transferee shall be a Person organized and existing under the laws of Ireland, the United Kingdom, the United States or a state thereof or Australia or a state thereof, and the successor or transferee Person expressly assumes, by a supplement or amendment to this Agreement and the other Loan Documents, such Borrower’s Obligations hereunder and under the other Loan Documents;
(2)    if such transaction involves Holdings or any other Loan Parties, Holdings or such Loan Party, as the case may be, shall be the continuing Person or the successor or transferee shall be a Person organized and existing under the laws of Ireland, Germany, the Netherlands, Belgium, Luxembourg, Bermuda, the United Kingdom, the United States or a state thereof or Australia or a state thereof, and the successor or transferee Person expressly assumes, by a supplement or amendment to this Agreement and the other Loan Documents, the prior Holdings’ or Loan Party’s Obligations, as the case may be, hereunder and under the other Loan Documents; and
(3)    after giving effect to any such transaction, no Default or Event of Default, shall have occurred or be continuing.
(b)    Holdings shall deliver, or cause to be delivered, to the Administrative Agent a Responsible Officer’s certificate, each to the effect that such transaction referred to in clauses (a) and (d) of this Section 7.04 complies with the requirements of this Agreement, and an opinion of counsel stating that Obligations constitute valid and binding obligations of the successor or transferee entity, if any, subject to customary exceptions.
(c)    Notwithstanding the preceding clauses (a) and (b), a Permitted Reorganization shall be permitted at any time.

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(d)    Notwithstanding the preceding clauses (a)(3), (b) and (c) of this Section 7.04, subject to clause (f) of this Section 7.04, (x) the Borrowers may liquidate, dissolve or merge or consolidate with or into one of Holdings’ Subsidiaries for any purpose and (y) Holdings, the Borrowers or a Subsidiary may merge or consolidate solely for the purpose of reincorporating Holdings, the Borrowers or a Subsidiary, as the case may be, in another jurisdiction.
(e)    For purposes of this Section 7.04, the Disposition of all or substantially all of the assets of one or more Subsidiaries of Holdings, which assets, if held by Holdings or the Borrowers instead of such Subsidiaries, would constitute all or substantially all of the assets of Holdings on a consolidated basis, will be deemed to be the Disposition of all or substantially all of the assets of Holdings.
(f)    Upon any consolidation, combination, merger, dissolution or liquidation of Holdings or the Borrowers, or any Disposition of all or substantially all of its assets in accordance with the foregoing provisions, in which Holdings or a Borrower is not the continuing obligor under this Agreement and the other Loan Documents, as the case may be, the surviving or transferee entity formed by such consolidation or into which Holdings or such Borrower is merged, dissolved into or liquidated into or to which such Disposition of all or substantially all of its assets is made shall expressly assume, by a supplement or amendment to this Agreement and the other Loan Documents, the prior Holdings’ Obligations or such Borrower’s, as the case may be, hereunder and under the other Loan Documents, and will thereafter succeed to, and be substituted for, and may exercise every right and power of Holdings or such Borrower under this Agreement and the other Loan Documents, as the case may be, with the same effect as if such surviving entity had been named therein as Holdings or a Borrower and, to the extent not the surviving or transferee entity, the entity formerly referred to as Holdings or the Borrower, as the case may be, will be released from the Obligations and covenants under this Agreement and the other Loan Documents; provided that the Administrative Agent shall have received, with respect to each such surviving or transferee entity, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation, as reasonably requested by the Administrative Agent or any Lender.
SECTION 7.05    Dispositions. (a) No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Disposition, other than as set forth in subsection (c), unless:
(1)    Holdings or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by Holdings on the date of contractually agreeing to such Disposition) of the assets subject to such Disposition; and
(2)    at least 75% of the consideration received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”).
(b)    For the purposes of this Section 7.05, the following are deemed to be Cash Consideration:

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(1)    any liabilities (as reflected on the Consolidated Group’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Consolidated Group’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings or such Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition);
(2)    any securities, notes or other obligations received by Holdings or any Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or cash equivalents within 180 days after such Disposition, to the extent of the cash and cash equivalents received in that conversion; and
(3)    any Designated Non-cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of $100.0 million and 5.0% of Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(c)    JHT may not make any Disposition of any Intellectual Property unless the Disposition:
(1)    is of obsolete assets no longer required or useful for its business;
(2)    is in the ordinary course of business; provided that such Dispositions in the aggregate do not exceed 10% of the fair market value of its Intellectual Property in any fiscal year; or
(3)    occurs with the prior consent of the Required Lenders.
For the avoidance of doubt, nothing in this Section 7.05(c) restricts or prohibits any distribution by JHT of cash or inter-company receivables to a shareholder of JHT through dividends or the making of subordinated loans.
SECTION 7.06    Restricted Payments. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing or would result therefrom, the Loan Parties and their Subsidiaries may make Restricted Payments to the extent permitted by the Indenture; provided, however, that, so long as no Default is continuing and would not result therefrom, the limitations set forth in this Section 7.06 shall cease to apply upon the first date on which (a) the Corporate Rating from S&P is at least BBB- and the Corporate Rating from Moody’s is at least Baa3, or (b) all obligations and indebtedness of any Loan Party pursuant to the Indenture have been terminated or repaid, respectively.

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SECTION 7.07    Change in Nature of Business. No Loan Party shall, nor shall it permit any Restricted Subsidiary to engage in business in any industry sector substantially different from the industry sector in which such Loan Party and its Restricted Subsidiaries conducts business on the date hereof.
SECTION 7.08    Transactions with Affiliates. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms (taken as a whole) substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person that is not an Affiliate except:
(a)    if such transaction is among Parent, any Holding Companies, JH Insurance, Holdings, the Borrowers and/or one or more Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)    the issuance of Equity Interest by Parent, Holdings or any other Restricted Subsidiary to the management of such Person, pursuant to arrangements described in clause (k) below;
(c)    equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interest by Parent, Holdings, or the Borrower permitted under Section 7.06 and any actions by Parent, Holdings, or the Borrower to permit the same;
(d)    loans, guarantees and other transactions by Parent, Holdings, or the Borrower to the extent not prohibited by this Article VII (other than by reliance on this Section 7.08);
(e)    the entry into, performance under, and making of any payments in respect of any employment, compensation and severance arrangements and health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements between Parent, Holdings, the Borrower and the Restricted Subsidiaries and their respective directors, officers, managers, employees, consultants or independent contractors (including management and/or employee benefit plans or agreements, stock/equity/option plans, management equity plans, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, managers, directors, consultants or independent contractors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of Parent or Holdings;
(f)    the payment of customary fees, compensation and reasonable out-of-pocket costs to, and benefits, indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former, directors, managers, consultants, officers, employees and independent contractors of Parent, Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Parent, Holdings and the Restricted Subsidiaries;

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(g)    transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the interests of the Lenders in any material respect as compared to the applicable agreement in effect on the Closing Date (in the good-faith judgment of Holdings);
(h)    Restricted Payments permitted under Section 7.06, and Investments permitted under Section 7.02;
(i)    any issuance or transfer of Equity Interests, or other payments, awards or grants in cash, securities, Capital Stock or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the Board of Directors of Parent, Holdings, the Borrower or any Restricted Subsidiary, as the case may be and the granting and performing of customary registration rights;
(j)    the issuance and sale of any Equity Interests of the Borrower permitted under this Agreement;
(k)    any contribution by Parent to the capital of Holdings or any Restricted Subsidiary;
(l)    any transaction between or among Parent, Holdings, the Borrower or any Restricted Subsidiary and any Affiliate of Parent, Holdings, the Borrower or a joint venture or similar Person that would constitute an Affiliate transaction solely because Parent, Holdings, the Borrower, or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Affiliate, joint venture or similar Person or due to the fact that a director of such Joint Venture or similar Person is also a director of the Parent, Holdings, Borrower or any Restricted Subsidiary (or any Parent Entity);
(m)    customary transactions effected as part of any Qualified Receivables Transaction that are otherwise permitted under this Agreement;
(n)    the entering into, and payments by, the Parent, Holdings, the Borrower, and the Restricted Subsidiaries pursuant to tax sharing agreements among any such Persons on customary terms;
(o)    transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor (reasonably satisfactory to the Administrative Agent) stating that such transaction is fair to Parent, Holdings, the Borrower, or such Restricted Subsidiary from a financial point of view or meets the requirements of the introductory paragraph of this Section;
(p)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors or consultants of Parent, Holdings, the Borrower, any of the Restricted Subsidiaries in an aggregate amount not to exceed, at any time, $25 million, and employment agreements, stock option plans and other compensatory arrangements with any such employees, directors or consultants which, in each case, are approved by Holdings in good faith;
(q)    pledges of Capital Stock of Unrestricted Subsidiaries;

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(r)    the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary (and not entered into in contemplation of such designation) and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary (and not entered into in contemplation of such designation); and
(s)    the existence of, and performance under, customary obligations under the terms of any equityholders agreement, principal investors agreement (including any registration rights or purchase agreement related thereto) to which Parent, Holdings, the Borrower, or any Restricted Subsidiary is a party as of the Closing Date (as such agreement may be amended or otherwise modified from time to time) and any similar agreements relating to the Capital Stock of any of the foregoing which the relevant parties may enter into after the Closing Date (except to the extent the performance of such obligations is otherwise prohibited under the terms of this Agreement).
SECTION 7.09    Burdensome Agreements.
(a)    No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly enter into any Contractual Obligations (other than this Agreement or any other Loan Document) that limit the ability of any Subsidiary to make Restricted Payments to any Loan Party or any Guarantor or to otherwise transfer property to any Loan Party or any Guarantor; and (b) no Loan Party shall, nor shall it permit any Restricted Subsidiary to, enter into Pari Passu Indebtedness unless such Indebtedness permits the Obligations to be secured; provided that the foregoing clause (a) shall not apply to Contractual Obligations that:
(i)    (x) exist on the Closing Date and are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing any permitted refinancing Indebtedness incurred to refinance such Indebtedness or obligation so long as such permitted refinancing Indebtedness does not materially expand the scope of such Contractual Obligation (as determined in good faith by Holdings);
(ii)    are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Holdings, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of Holdings;
(iii)    represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Loan Party to the extent such Indebtedness is permitted by Section 7.03;
(iv)    arise pursuant to agreements entered into with respect to any sale, transfer, lease, license or other Disposition permitted by Section 7.05, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale, transfer, lease, license or other Disposition of the Equity Interests of such Subsidiary, and applicable solely to assets under such sale, transfer, lease, license or other Disposition;

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(v)    are customary provisions in joint venture agreements, partnership agreements, limited liability company organizational governance document, and other similar agreements applicable to partnerships, limited liability companies, Joint Ventures and similar Persons permitted by Section 7.02 or Section 7.06 and applicable solely to such Persons or the transfer of ownership therein;
(vi)    are customary restrictions on leases, subleases, service agreements, product sales, licenses and sublicenses (including with respect to Intellectual Property) or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;
(vii)    are compromise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.07 to the extent that such restrictions apply only to the specific property or asset securing such Indebtedness;
(viii)    are customary provisions restricting subletting or assignment or transfers of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;
(ix)    are customary provisions restricting assignment or transfers of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;
(x)    are restrictions on cash or other deposits or net worth imposed (including by customers) under agreements entered into in the ordinary course of business;
(xi)    are imposed by applicable law;
(xii)    are customary net worth provisions contained in real property leases entered into by Subsidiaries of Holdings, so long as Holdings has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings to meet their ongoing obligation;
(xiii)    comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good-faith judgment of Holdings, no more restrictive with respect to Holdings or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as Holdings shall have determined in good faith that such restrictions will not materially impair its obligation or ability to make any payments required hereunder;
(xiv)    arise in connection with purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations;
(xv)    arise in connection with any agreement or other instrument of a Person or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into Holdings or any of its Restricted Subsidiaries, or any other transaction is entered into with any such Acquisition, merger, consolidation or amalgamation, in existence at the time of such Acquisition or at the time it merges, consolidates or amalgamates with or into Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other

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than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired or redesignated;
(xvi)    are restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business;
(xvii)    arise in connection with case or other deposits imposed by agreements permitted under Section 7.01, Section 7.02 or Section 7.06 entered into in the ordinary course of business;
(xviii)    restrictions with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Restricted Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Subsidiary;
(xix)    restrictions created in connection with any Qualified Receivables Transaction that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Transaction;
(xx)    are any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xix) of this Section 7.09; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good-faith judgment of Holdings, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(c)    No Loan Party shall, nor shall it permit as Restricted Subsidiary to, directly or indirectly enter into any guarantee, indemnity or other form of financial support in relation to the obligations under the AFFA of the Performing Subsidiary, other than as existing as of the Closing Date.
SECTION 7.10    Use of Proceeds. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

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SECTION 7.11    Financial Covenants.
(a)    Consolidated Interest Coverage Ratio. Holdings shall not permit the Consolidated Interest Coverage Ratio as of the end of any four fiscal quarter period of the Parent for which financial statements have been delivered under Section 6.01 to be less than 3.25:1.00; and
(b)    Consolidated Net Leverage Ratio. Holdings shall not permit the Consolidated Net Leverage Ratio as of the end of any four fiscal quarter period of the Parent for which financial statements have been delivered under Section 6.01 to be greater than 3.00:1.00; provided that such ratio shall be reset to 3:25:1.00 after a Material Acquisition for a period of four full fiscal quarters from the date of such Material Acquisition.
SECTION 7.12    Sanctions. None of Holdings and its Subsidiaries shall use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Credit Extension, whether as underwriter, advisor, investor or otherwise).
SECTION 7.13    Anti-Corruption Laws. None of Holdings and its Subsidiaries shall use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010 or any Anti-Terrorism Laws.
B. COVENANTS OF THE PARENT: So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent shall not, directly or indirectly:
SECTION 7.14    AFFA Amendments. Voluntarily agree to any amendment to the AFFA, the primary effect of which is to increase the mandatory annual funding obligations of the Performing Subsidiary (as defined in the AFFA). Notwithstanding the foregoing, other than as described above with respect to the proposed changes to mandatory annual payment obligations under the AFFA, the Loan Parties shall not be restricted in any manner whatsoever from their ability to amend the AFFA in any other respect and to make payments, including prepayments, or otherwise exercise their respective rights and comply with their respective obligations under the AFFA in their sole discretion.
SECTION 7.15    Change in Nature of Business. (a)  Engage in business in any industry sector substantially different from the industry sector in which Parent conducts business on the date hereof.
(b)    Permit to exist any material liabilities other than those listed in Section 5.15.

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(c)    Hold, directly or indirectly through any Subsidiaries who are not Holdings or any Subsidiary of Holdings, any material assets (other than Equity Interests of any Person who also does not hold any material assets), provided, that for the avoidance of doubt, neither any Unrestricted Subsidiary nor JH Insurance and its assets constitute “material assets” for the purposes of this clause (c).
(d)    permit any Person other than Holdings, JH Insurance and any Holding Companies to be Subsidiaries of the Parent unless such Person is also a Subsidiary of Holdings.
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES
SECTION 8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation; provided, any failure to pay that would otherwise constitute an Event of Default under this Section 8.01(a)(i) shall not result in an Event of Default if (x) such failure is attributable solely to an administrative or technical error; (y) such Borrower can demonstrate to the reasonable satisfaction of the Administrative Agent that sufficient funds were available to enable such Borrower to make the relevant payment when due; and (z) such default is remedied within one (1) Business Day, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party or the Parent fails to perform or observe any term, covenant or agreement contained in any of Section  6.03 (a), 6.05 (a) (with respect to the legal existence of Holdings and the Borrowers only), 6.11 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice of such failure shall have been delivered by the Administrative Agent or the Required Lenders to any Loan Party; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower, any other Loan Party or the Parent herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues beyond the period of grace if any set forth in the documentation governing such payment in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded

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or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) but in any event excluding any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or is overindebted (überschuldet) pursuant to the insolvency laws applicable to it, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower or any Material Subsidiary and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)    Judgments. There is entered against any Borrower or any Material Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and enforcement proceedings are commenced by any creditor upon such judgment or order, unless such judgments or orders shall have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(i)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

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(j)    Employee Benefit Plans. There shall occur one or more ERISA Events, which individually or in the aggregate results in liability of any Borrower or any of their Subsidiaries in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.
SECTION 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or under any bankruptcy or insolvency Laws of any other applicable jurisdiction, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
SECTION 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

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Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and any breakage, termination or other payments under Cash Management Agreements or Hedge Agreements, ratably among the Lenders, the L/C Issuers, Cash Management Banks and Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit by it to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Notwithstanding the foregoing, Obligations arising under Cash Management Agreements and Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.    ADMINISTRATIVE AGENT
SECTION 9.01    Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints HSBC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except as provided in Section 9.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine

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of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to each Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders or L/C Issuers, unless the Administrative Agent shall have received written notice from a Lender, an L/C Issuer or any Borrower referring to this Agreement, describing such default or event of default and stating that such notice is a “Notice of Default” or “Notice of Event of Default”. The Administrative Agent will notify the Lenders and L/C Issuers of its receipt of any such notice. The Administrative Agent shall take such action with respect to such default or event of default as may be directed by the Required Lenders in accordance with the terms of this Agreement; provided, however that unless and until the Administrative Agent has received any such direction by Required Lenders, the Administrative Agent may (but shall not be

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obligated to) take such action, or refrain from taking such action, with respect to any such default or event of default as it shall deem advisable or in the best interest of the Lenders and L/C Issuers.
In no event shall the Administrative Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Loan Documents or in the exercise of any of its rights or powers under the Agreement.
The Administrative Agent shall be entitled to take any action or refuse to take any action which the Administrative Agent regards as necessary for the Administrative Agent to comply with any applicable law, regulation or court order.
The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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SECTION 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any of its sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Any entity into which the Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which the Administrative Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of the Administrative Agent in its individual capacity may be transferred, shall be the Administrative Agent under this Agreement without further action.
SECTION 9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, the consent of Holdings (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Agent and such Person remove such Person as Administrative Agent and, with, unless an Event of Default has occurred and is continuing, the consent of Holdings (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    If HSBC Continental Europe resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower Agent of a successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender and (b) the retiring Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.

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SECTION 9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
SECTION 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered but not obligated, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

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SECTION 9.10    Guaranty Matters. Without limiting the provisions of Section 9.09 and subject to Section 11.21, the Lenders and the L/C Issuers irrevocably authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty to the extent permitted or contemplated by the terms of the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will direct in writing the Administrative Agent to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
SECTION 9.11    Recovery of Erroneous Payments
(a)    If the Administrative Agent (x) notifies a Lender or an L/C Issuer, or any Person who has received funds on behalf of a Lender or an L/C Issuer (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, such L/C Issuer or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.11 and held in trust for the benefit of the Administrative Agent, and such Lender or such L/C Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error;
(b)    Without limiting the immediately preceding clause (a), each Lender, each L/C Issuer or any Person who has received funds on behalf of a Lender or an L/C Issuer (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or such L/C Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

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(i)    it acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or such L/C Issuer shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.11(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or each L/C Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or such L/C Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or such L/C Issuer under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under the immediately preceding clause (a).
(d)
(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with the immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender (an “Erroneous Payment Assigning Lender”) shall be deemed to have assigned its Loans (but not its Commitment) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitment) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Erroneous Payment Assigning Lender shall deliver any Notes evidencing such Loans to the Borrower Agent or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a

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Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and such Erroneous Payment Assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitment which shall survive as to such Erroneous Payment Assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 11.06(b) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Erroneous Payment Assigning Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Erroneous Payment Assigning Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or an L/C Issuer, to the rights and interests of such Lender or such L/C Issuer, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that this Section 9.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such Erroneous Payment.

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(f)    In the event that a Loan is assigned pursuant to the immediately preceding clause (d), then (i) for purposes of determining “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (x) the unused Commitment of an Erroneous Payment Assigning Lender shall be deemed to be reduced by the Erroneous Payment Assigned Amount (as defined below) of such Erroneous Payment Assigning Lender and (y) the Erroneous Payment Assigned Amount held by the Administrative Agent shall be included as Loans in any determination under such defined terms or provisions, (ii) the amount of the Commitment Fee payable to any Lender shall not be increased as a result of such assignment, (iii) the amount available to be borrowed by the Borrowers from the Erroneous Payment Assigning Lender in respect of its Commitment shall not be increased as a result of such assignment, (iv) to the extent appropriate and relating to the determination of the proper recipient of any payment attributable to the applicable Erroneous Payment Assigned Amount, such Erroneous Payment Assigned Amount shall be treated as a part of the Revolving Credit Exposure of the Administrative Agent and (v) otherwise, such Erroneous Payment Assigned Amount shall be treated as a part of the Revolving Credit Exposure of the Erroneous Payment Assigning Lender, including for purposes of determining participations in Letters of Credit or Swing Line Loans. For purposes hereof, “Erroneous Payment Assigned Amount” means, as to any Erroneous Payment Assigning Lender, the principal amount assigned in accordance with the immediately preceding clause (d) (taking into account any prepayment or repayment from time to time of such principal amount in accordance with the terms of this Agreement).
(g)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h)    Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitment and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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SECTION 9.12    LIBOR or Benchmark Matters. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability in respect of (a) the monitoring, determination or verification of the unavailability or cessation of LIBOR (or other applicable Benchmark), (b) the administration of, submission of or any other matter related to any Benchmark or any Benchmark Replacement, any component definitions thereof or rates referenced in the definitions thereof or any alternative, comparable or successor rate or adjustment thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate or adjustment (including any Benchmark Replacement) will be similar to, or produce the same value of economic equivalence of, LIBOR or any other Benchmark, or (c) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.
The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.  In the event the Administrative Agent on any interest determination date is required, but is unable, to determine LIBOR or other applicable or replacement Benchmark in accordance with the procedures set out in this Agreement, LIBOR or the applicable or replacement Benchmark will be LIBOR as determined on the previous interest determination date.
ARTICLE X.        GUARANTY
SECTION 10.01    Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each Borrower to the Guaranteed Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Guaranteed Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of each Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

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SECTION 10.02    Rights of Lenders. Each Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; and (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of each Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of each Guarantor.
SECTION 10.03    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower; (b) any defense based on any claim that each Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting each Guarantor’s liability hereunder; (d) any right to proceed against any Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Guaranteed Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
SECTION 10.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.
SECTION 10.05    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to each Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to reduce the amount of the Obligations, whether matured or unmatured.
SECTION 10.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations (other than contingent obligations not then due, Hedging Obligations and obligations under Cash Management Agreements) and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or each Guarantor is made, or any of the Guaranteed Parties exercises its right of setoff, in respect of the

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Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
SECTION 10.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Guaranteed Parties so request, any such obligation or indebtedness of any Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Guaranteed Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
SECTION 10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against each Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Guaranteed Parties.
SECTION 10.09    Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as such Guarantor requires, and that none of the Guaranteed Parties has any duty, and such Guarantor is not relying on the Guaranteed Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor (such Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).
SECTION 10.10    Limitations with respect to Irish Guarantors.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the obligations of any Irish Guarantor, under or pursuant to Section 10.01 (Guaranty) shall exclude any obligation to the extent that it would result in the relevant obligation constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act 2014 (the “Irish Companies Act”).

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(b)    The guarantee granted by any Irish Guarantor under Section 10.01 (Guaranty) shall only apply in respect of the obligations of a Loan Party to the extent that such Loan Party is a holding company of such Irish Guarantor, a subsidiary of such Irish Guarantor or a subsidiary of the holding company of such Irish Guarantor. For the purposes of this paragraph (b), the terms “holding company”, and “subsidiary” shall have the meanings given to them in Sections 8 and 7, respectively, of the Irish Companies Act.
ARTICLE XI.    MISCELLANEOUS
SECTION 11.01    Amendments, Etc. Except as otherwise set forth herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) or Section 2.13 without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or (ii) to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
(e)    change Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section  or the percentage of Lenders in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(g)    release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted by this Agreement;

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and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Documents; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision of this Section 11.01 to the contrary, (a) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by Holdings, the Borrower Agent and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (b) in connection with the addition of a new Guarantor to this Agreement organized in a new jurisdiction from those of the existing Guarantors, the provisions of Article X may be amended or supplemented by an agreement in writing entered into by Holdings, the Borrower Agent and the Administrative Agent without the consent of any Lender in order to add guaranty limitations customary for the jurisdiction of such Guarantor.
SECTION 11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Parent, any Borrower or any other Loan Party, the Administrative Agent, the L/C Issuers or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

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(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Borrower Agent may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

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(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to each Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and all the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b)  any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its respective benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of one firm of counsel (and a single local counsel in each appropriate jurisdiction) for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable fees, charges and disbursements of one firm of counsel and a single firm of local counsel in each appropriate jurisdiction, for the Administrative Agent, all Lenders and all L/C Issuers taken as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (and, in the case of an actual or perceived conflict of interest where the Administrative Agent, any Lender or any L/C Issuer affected by such conflict notifies Borrower Agent of the existence of such conflict and, thereafter one additional law firm in each applicable jurisdiction for each affected group of Persons).

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(b)    Indemnification by the Borrower. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for all Indemnitees, a single firm of local counsel in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest where the Indemnitees affected by such conflict notify Borrower Agent of the existence of such conflict, one additional law firm in each applicable jurisdiction for each group of affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by each Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to each Borrower or any of its Subsidiaries, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or any material breach of the obligations of such Indemnitee or any of its Related Parties under this Agreement or the other Loan Documents. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

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(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof provided that nothing in this paragraph shall limit the Borrowers’ indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party with respect to which the applicable Indemnitee is entitled to indemnification under this Section 11.04. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person.
(e)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, any L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
SECTION 11.06    Successors and Assigns.

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(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise permitted pursuant to the terms of this Agreement, including in connection with any Permitted Reorganization or as permitted under Sections 7.04 or 7.05, neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

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(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower Agent (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower Agent (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Agent or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or any Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower Agent, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time HSBC Continental Europe assigns all of its Commitment and Loans pursuant to subsection (b) above, HSBC Continental Europe may, (i) upon 30 days’ notice to the Borrower Agent and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by a Borrower to appoint any such successor shall affect the resignation of HSBC Continental Europe as Swing Line Lender. If HSBC Continental Europe resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
(g)    Notwithstanding anything to the contrary contained in this Agreement, any Erroneous Payment Deficiency Assignment of any Loan pursuant to Section 9.11 may occur without the assignment of a corresponding amount of the Commitment of the applicable Erroneous Payment Assigning Lender.
SECTION 11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential with the applicable Person being responsible for breaches by its Affiliates or Related Parties), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrowers shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to each Borrower and its obligations, this Agreement or payments hereunder, (g) [reserved], (h) with the consent of the Borrower Agent or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or similar obligation of confidentiality or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders

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may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to Parent, any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information, unless otherwise noted shall be deemed as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
SECTION 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party then due and owing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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SECTION 11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower Agent. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Lender and each L/C Issuer, regardless of any investigation made by the Administrative Agent, any Lender or any L/C Issuer or on their behalf and notwithstanding that the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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SECTION 11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 11.13    Replacement of Lenders. If the Borrower Agent is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.

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SECTION 11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    PROCESS AGENT. EACH LOAN PARTY THAT IS NOT ORGANIZED OR FORMED UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF HEREBY IRREVOCABLY APPOINTS JHBP AS ITS AGENT UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE NEW YORK COURTS AND AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY IT (OR ANY OTHER PERSON) OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. JHBP HEREBY ACCEPTS SUCH APPOINTMENT AS PROCESS AGENT. IF ANY PERSON APPOINTED AS AGENT FOR SERVICE OF PROCESS IS UNABLE FOR ANY REASON TO ACT AS AGENT FOR SERVICE OF PROCESS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS , THE BORROWERS MUST PROMPTLY (AND IN ANY EVENT

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WITHIN TEN DAYS OF THE EVENT TAKING PLACE) APPOINT ANOTHER AGENT ON TERMS ACCEPTABLE TO THE ADMINISTRATIVE AGENT.
SECTION 11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Lenders, and the L/C Issuers are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers, on the other hand, (B) each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger, each Lender and each L/C Issuer is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger, any Lender nor any L/C Issuer has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger, any Lender nor any L/C Issuer has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Lender or any L/C Issuer with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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SECTION 11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.18    USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the Act (as hereinafter defined) and/or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower Agent that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower and each Guarantor in accordance with the Act and the Beneficial Ownership Regulation. Each Borrower and each Guarantor shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
SECTION 11.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

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SECTION 11.20    Designation as Senior Debt. All Obligations shall be designated “Pari Passu Indebtedness” for purposes of and as defined in the Indenture and all supplemental indentures thereto.
SECTION 11.21    Release of Guarantors and Borrowers.
(a)    Subject in each case to Section 6.12, the Lenders hereby irrevocably agree that (i) the Guarantors shall be released from the Guaranty upon consummation of any transaction permitted hereunder resulting in a Person ceasing to constitute a Subsidiary (including in connection with any designation of an Unrestricted Subsidiary), or, in the case of Holdings, upon notice to the Administrative Agent that a Permitted Reorganization has occurred and that a Replacement Entity will be substituted as “Holdings” under the terms of the Loan Documents in accordance with the terms hereof and (ii) any Borrower, upon notice to the Administrative Agent that a Permitted Reorganization has occurred and/or in connection with any other transaction permitted by Section 7.04, so long as the successor or transferee entity for such Borrower is substituted as a “Borrower” under the terms of the Loan Documents in accordance with the terms hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, the release of any Guarantor under this Section 11.21 or otherwise hereunder shall only be permitted if (x) no Default shall have occurred and be continuing or would result therefrom, (y) the permitted transaction pursuant to which such Guarantor ceases to be a Subsidiary is consummated with a bona fide third-party that is not an Affiliate of Holdings or any Loan Party and (z) any such permitted transaction or series of related permitted transactions is not undertaken or consummated for the primary purpose of effecting the release of any Guarantor from the Guaranty in accordance with the terms hereof. Holdings shall deliver, or cause to be delivered, to the Administrative Agent a Responsible Officer’s certificate, each to the effect that the release of any Guarantor from the Guaranty complies with the requirements set forth in the foregoing sentence. The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Borrower pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Guarantor or Borrower shall no longer be deemed to be repeated.
(b)    Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations, (ii) obligations under Cash Management Agreements and (iii) any contingent obligations or contingent indemnification obligations not then due and payable) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped on terms reasonably satisfactory to each L/C Issuer, upon request of the Borrower Agent, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations, (ii) obligations under Cash Management Agreements and (iii) any contingent obligations or contingent indemnification obligations not then due and payable. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

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SECTION 11.22    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 11.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
JAMES HARDIE INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY, as an Initial Borrower

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: Director

By: /s/James Lenney
Name: James Lenney
Title: Director
    [Signature Page to James Hardie Credit and Guaranty Agreement]

JAMES HARDIE BUILDING PRODUCTS INC., as an Initial Borrower

By: /s/ Joseph C. Blasko
Name: Joseph C. Blasko
Title: Authorized Signatory

By: Conrad Adkins
Name: Conrad Adkins
Title: Authorized Signatory
    [Signature Page to James Hardie Credit and Guaranty Agreement]

JAMES HARDIE INTERNATIONAL GROUP LIMITED, as a Guarantor

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: Director

By: /s/ James Lenney
Name: James Lenney
Title: Director

    [Signature Page to James Hardie Credit and Guaranty Agreement]

JAMES HARDIE TECHNOLOGY LIMITED, as a Guarantor

By: /s/ James Lenney
Name: James Lenney
Title: Director

By: /s/ Lorcan Murtagh
Name: Lorcan Murtagh
Title: Director
    [Signature Page to James Hardie Credit and Guaranty Agreement]

JAMES HARDIE INDUSTRIES PLC
as the Initial Parent (solely for purposes of its representations made in Article V and its covenants set forth in Article VII and the provisions in Article XI)

By: /s/ James Lenney
Name: James Lenney
Title: Authorized Signatory

By: /s/ Joseph C. Blasko
Name: Joseph C. Blasko
Title: Authorized Signatory

    [Signature Page to James Hardie Credit and Guaranty Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Daniel Gonzalez
Name: Daniel Gonzalez
Title: AVP

    [Signature Page to James Hardie Credit and Guaranty Agreement]

HSBC CONTINENTAL EUROPE, as a Lender, and L/C Issuer and Swing Line Lender

By: /s/ Carine Feuerstein
Name: Carine Feuerstein
Title: Deputy Head of International

By: /s/ Sebastien Guillo
Name: Sebastien Guillo
Title: Head of International

    [Signature Page to James Hardie Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By: /s/ Aaron Marks
Name: Aaron Marks
Title: Senior Vice President
    [Signature Page to James Hardie Credit and Guaranty Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By: /s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

    [Signature Page to James Hardie Credit and Guaranty Agreement]

U.S. Bank National Association, as a Lender

By: /s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

    [Signature Page to James Hardie Credit and Guaranty Agreement]

J.P. MORGAN CHASE BANK, N. A., as a Lender

By: /s/ James Shender
Name: James Shender
Title: Executive Director

    [Signature Page to James Hardie Credit and Guaranty Agreement]

BARCLAYS BANK PLC, as a Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

    [Signature Page to James Hardie Credit and Guaranty Agreement]

LANDESBANK BADEN-WURTTEMBERG, as a Lender

By: /s/ Simon Klopfer /s/ Jens Baumgarten
Name: Simon Klopfer Jens Baumgarten
Title: Simon Klopfer
Executive Director
6730/Large Corporates

    [Signature Page to James Hardie Credit and Guaranty Agreement]

COMMONWEALTH BANK OF AUSTRALIA, as a Lender, under its Power of Attorney dated 24 June 2013

By: /s/ Alexander Raso
Name: Alexander Raso
Title: Senior Associate
    [Signature Page to James Hardie Credit and Guaranty Agreement]